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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232256

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 21, 2019

Brookfield Infrastructure Partners L.P.

Units
      % Class A Preferred Limited Partnership Units, Series 14
(Liquidation Preference $25.00 per Series 14 Preferred Unit)

           We are offering            units of our      % Class A Preferred Limited Partnership Units, Series 14, with a liquidation preference of $25.00 per unit (the "Series 14 Preferred Units"). As described under "Use of Proceeds" herein, we intend to allocate an amount equal to the net proceeds from this offering to the financing and/or refinancing of Eligible Green Projects (as defined herein), including the development and redevelopment of such projects.

           Distributions on the Series 14 Preferred Units are cumulative from the date of original issue and will be payable quarterly in arrears on the fifteenth day of March, June, September and December in each year, as and when declared by Brookfield Infrastructure Partners Limited, our general partner. The pro-rated initial distribution on the Series 14 Preferred Units offered hereby, if declared, will be payable on March 15, 2021 in an amount equal to approximately $            per Series 14 Preferred Unit. Distributions on the Series 14 Preferred Units will be payable out of amounts legally available therefor at a rate equal to      % per annum of the $25.00 liquidation preference.

           At any time on or after February 16, 2026, we may redeem the Series 14 Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per Series 14 Preferred Unit, plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, if certain ratings agency events occur prior to February 16, 2026, as described under "Description of the Offered Securities — Description of Series 14 Preferred Units — Redemption — Optional Redemption Upon a Ratings Event," we may, at our option, redeem the Series 14 Preferred Units, in whole but not in part, at a price of $25.50 per Series 14 Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, at any time following the occurrence of a change in tax law, as described under "Description of the Offered Securities — Description of Series 14 Preferred Units — Redemption — Optional Redemption Upon a Change in Tax Law," we may, at our option, redeem the Series 14 Preferred Units, in whole but not in part, at a redemption price of $25.00 per Series 14 Preferred Unit, plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. The Series 14 Preferred Units do not have a fixed maturity date and are not redeemable at the option of the holders thereof. The Series 14 Preferred Units will rank pari passu in right of payment with our Parity Securities (as defined herein), including each of our outstanding series of Existing Preferred Units (as defined herein) (see "Description of the Offered Securities — Description of Class A Preferred Units — Series"), junior to our Senior Securities (as defined herein) and senior to our Junior Securities (as defined herein) with respect to payment of distributions and distribution of our assets upon our liquidation, dissolution or winding up. See "Description of the Offered Securities — Description of Series 14 Preferred Units — Ranking." The Series 14 Preferred Units will be structurally subordinated to all existing and future debt and guarantee obligations of each of our subsidiaries and any capital stock of our subsidiaries held by others. The Series 14 Preferred Units have not been, and will not be, guaranteed by any of our subsidiaries and will not be guaranteed by the BIPC Guarantor (as defined herein) that guarantees the Existing Canadian Preferred Units (as defined herein).

           We will apply to have the Series 14 Preferred Units listed on the New York Stock Exchange ("NYSE") under the symbol "BIP PR B." If the application is approved, we expect trading of the Series 14 Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series 14 Preferred Units. Our non-voting limited partnership units ("LP Units") are listed on the NYSE under the symbol "BIP" and on the Toronto Stock Exchange (the "TSX") under the symbol "BIP.UN."

           Investing in our Series 14 Preferred Units involves risks. See "Risk Factors" on page S-10 of this prospectus supplement, "Risk Factors" on page 1 of the accompanying base prospectus dated June 21, 2019, the risk factors included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (the "Annual Report") and the risks in other documents we incorporate in this prospectus supplement by reference (including in our quarterly reports on Form 6-K), for information regarding risks you should consider before investing in our Series 14 Preferred Units.

           Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts	Proceeds to Brookfield Infrastructure Partners L.P. (before expenses)

Per Series 14 Preferred Unit	$	$	$

Total(1)	$	$	$

(1)
Assumes no exercise by the underwriters of the right (the "Over-Allotment Option"), exercisable until the date which is 30 days following the date of this prospectus supplement, to purchase from us on the same terms up to                        Series 14 Preferred Units. See "Underwriting."

           The underwriters expect to deliver the Series 14 Preferred Units through the facilities of The Depository Trust Company ("DTC") on or about                        , 2021, which is the fifth business day following the date of pricing of the Series 14 Preferred Units (such settlement cycle being referred to as "T+5"). Purchasers of the Series 14 Preferred Units should note that trading of the Series 14 Preferred Units may be affected by this settlement date.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	J.P. Morgan	RBC Capital Markets	Wells Fargo Securities

Co-Managers

MUFG	TD Securities

The date of this prospectus supplement is                        , 2021

Prospectus Supplement

Prospectus

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

        This prospectus supplement is part of a shelf registration statement on Form F-3, as amended, that we filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The first part is this prospectus supplement, which describes the specific terms of this offering of Series 14 Preferred Units. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of Series 14 Preferred Units. Generally, when we refer only to the "prospectus," we are referring to both documents combined. If the information about this offering of Series 14 Preferred Units varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Documents Incorporated by Reference" on page S-54 of this prospectus supplement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus, or any "free writing prospectus" we may authorize to be delivered to you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the Series 14 Preferred Units, and seeking offers to buy the Series 14 Preferred Units, only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        In this prospectus supplement, unless the context suggests otherwise, references to "we", "us" and "our" are to the Partnership, collectively with the Holding LP, the Holding Entities and the operating entities, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus supplement references to:

  •
  "BIP General Partner" are to the general partner of the Partnership, which is Brookfield Infrastructure Partners Limited, an indirect wholly-owned subsidiary of Brookfield Asset Management;

  •
  "BIP Group" are to the Partnership, collectively with the Holding LP, the Holding Entities, the operating entities and any other direct or indirect subsidiary of a Holding Entity;

  •
  "BIPC" are to Brookfield Infrastructure Corporation;

  •
  "BIPC Guarantee" are to the guarantee by the BIPC Guarantor of each series of the Existing Canadian Preferred Units as to the payment of distributions when due, the payment of amounts due upon

S-i

    redemption, and the payment of amounts due upon liquidation, dissolution or winding up of the Partnership;

  •
  "BIPC Guarantor" are to BIPC Holdings Inc., a subsidiary of BIPC;

  •
  "Brookfield" are to Brookfield Asset Management and any subsidiary of Brookfield Asset Management, other than us;

  •
  "Brookfield Asset Management" are to Brookfield Asset Management Inc.;

  •
  "Brookfield Infrastructure" are to the Partnership, the Holding LP, the Holding Entities and the operating entities, taken together, or any one or more of them, as the context requires;

  •
  "Class A Preferred Units" are to the Class A Limited Partnership Units of the Partnership;

  •
  "Exchangeable LP Units" are to the exchangeable units of Brookfield Infrastructure Partners Exchange LP, a subsidiary of the Partnership, which were issued in connection with the Partnership's acquisition of an effective 30% interest in Enercare Inc., and which provide holders with economic terms that are substantially equivalent to those of LP Units and are exchangeable, on a one-for-one basis, for LP Units;

  •
  "Existing Canadian Preferred Units" are as defined in "Description of the Offered Securities — Description of Class A Preferred Units — Series" in this prospectus supplement;

  •
  "Existing Preferred Units" are as defined in "Description of the Offered Securities — Description of Class A Preferred Units — Series" in this prospectus supplement;

  •
  "Holding Entities" are to certain subsidiaries of the Holding LP, through which the Holding LP from time-to-time indirectly holds all of our interests in the operating entities;

  •
  "Holding LP" are to Brookfield Infrastructure L.P.;

  •
  "LP Unitholders" are to the holders of our LP Units;

  •
  "LP Units" are to the non-voting limited partnership units in the Partnership;

  •
  "Master Services Agreement" are to the amended and restated master services agreement dated as of March 13, 2015 (as amended on March 31, 2020), among the Service Recipients, Brookfield Asset Management, the Service Providers and others;

  •
  "operating entities" are to the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements;

  •
  the "Partnership" or "BIP" are to Brookfield Infrastructure Partners L.P., a Bermuda exempted limited partnership;

  •
  "Preferred LP Units" are to preferred limited partnership units in the Partnership, including the Class A Preferred Units;

  •
  "Redeemable Partnership Units" are to the limited partnership units of the Holding LP that have the rights of the Redemption-Exchange Mechanism;

  •
  "Redemption-Exchange Mechanism" are to the mechanism by which Brookfield may request redemption of its limited partnership interests in the Holding LP in whole or in part in exchange for cash, subject to the right of the Partnership to acquire such interests (in lieu of such redemption) in exchange for LP Units;

  •
  "Series 14 Preferred Unitholders" are to holders of our Series 14 Preferred Units;

  •
  "Service Providers" are to Brookfield Infrastructure Group L.P., Brookfield Asset Management Private Institutional Capital Adviser (Canada), LP, Brookfield Asset Management Barbados Inc., Brookfield Global Infrastructure Advisor Limited, Brookfield Infrastructure Group (Australia) Pty Limited and, unless the context otherwise requires, includes any other affiliate of Brookfield Asset Management that

S-ii

    provides services to us pursuant to the Master Services Agreement or any other service agreement or arrangement; and

  •
  "Service Recipients" are to the Partnership, the Holding LP, BIPC and certain of the Holding Entities in their capacity as recipients of services under the Master Services Agreement.

        The financial information contained in this prospectus, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. Amounts in "$" are to U.S. Dollars, and amounts in Canadian Dollars ("C$") are identified where applicable.

        Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Partnership is formed under the laws of Bermuda, some of the directors of the BIP General Partner, some of the officers of the Service Providers and some of the experts named in this prospectus supplement are residents of Canada or another non-U.S. jurisdiction and a portion of our assets and the assets of those officers, directors and experts are located outside the United States.

S-iii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus contain certain "forward-looking statements" and "forward-looking information" within the meaning of applicable U.S. and Canadian securities laws. The forward-looking statements and information relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In particular, our statements regarding the use of proceeds of this offering, and our statements with respect to the continuity plans and preparedness measures we have implemented in response to the novel coronavirus ("COVID-19") pandemic and its expected impact on our businesses, operations, earnings and results, are forward-looking statements. In some cases, you can identify forward-looking statements and information by terms such as "anticipate," "believe," "could," "estimate," "likely," "expect," "intend," "may," "continue," "plan," "potential," "objective," "tend," "seek," "target," "foresee," "aim to," "outlook," "endeavor," "will," "would," "should," "designed," "predict" and "depend," or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.

        Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information herein.

        Factors that could cause our actual results to differ materially from those contemplated or implied by our forward-looking statements and information include, without limitation:

  •
  our assets are or may become highly leveraged and we intend to incur indebtedness above the asset level;

  •
  the Partnership is a holding entity that relies on its subsidiaries to provide the funds necessary to pay its distributions and meet its financial obligations;

  •
  future sales and issuances of our LP Units, Preferred LP Units or securities exchangeable for our LP Units or Preferred LP Units, or the perception of such sales or issuances, could depress the trading price of our LP Units or Preferred LP Units;

  •
  pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

  •
  deployment of capital for our committed backlog and other projects we are pursuing may be delayed, curtailed or redirected altogether;

  •
  acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

  •
  foreign currency risk and risk management activities;

  •
  increasing political uncertainty, which may impact our ability to expand in certain markets;

  •
  general economic conditions and risks relating to the economy;

  •
  pandemics or epidemics, including risks associated with the global pandemic caused by COVID-19, and the related global reduction in commerce and travel and substantial volatility in stock markets worldwide,

S-iv

    which may result in a decrease of cash flows and impairment losses and/or revaluations of our investments and infrastructure assets;

  •
  commodity risks;

  •
  alternative technologies could impact the demand for, or use of, the businesses and assets that we own and operate and could impair or eliminate the competitive advantage of our businesses and assets;

  •
  availability and cost of credit;

  •
  government policy and legislation change;

  •
  exposure to uninsurable losses and force majeure events;

  •
  infrastructure operations may require substantial capital expenditures;

  •
  labor disruptions and economically unfavorable collective bargaining agreements;

  •
  exposure to occupational health and safety related accidents;

  •
  exposure to increased economic regulation and adverse regulatory decisions;

  •
  exposure to environmental risks, including weather affecting our business, increasing environmental legislation and the broader impacts of climate change;

  •
  high levels of government regulation upon many of our operating entities, including with respect to rates set for our regulated businesses;

  •
  First Nations claims to land, adverse claims or governmental claims may adversely affect our infrastructure operations;

  •
  the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

  •
  our ability to renew existing contracts and win additional contracts with existing or potential customers;

  •
  timing and price for the completion of unfinished projects;

  •
  some of our current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

  •
  our infrastructure business is at risk of becoming involved in disputes and possible litigation;

  •
  some of our businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

  •
  actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;

  •
  reliance on technology and exposure to cyber-security attacks;

  •
  customers may default on their obligations;

  •
  reliance on tolling and revenue collection systems;

  •
  our ability to finance our operations due to the status of the capital markets;

  •
  changes in our credit ratings;

  •
  our operations may suffer a loss from fraud, bribery, corruption or other illegal acts;

  •
  some of our acquisitions may be of distressed companies, which may subject us to increased risks, including the incurrence of legal or other expenses;

  •
  Brookfield's influence over the Partnership and the Partnership's dependence on the Service Providers;

  •
  the lack of an obligation of Brookfield to source acquisition opportunities for us;

S-v

  •
  our dependence on Brookfield and its professionals;

  •
  the role and ownership of Brookfield in the Partnership and in the Holding LP may change and interests in our BIP General Partner may be transferred to a third party without unitholder or preferred unitholder consent;

  •
  Brookfield may increase its ownership of the Partnership;

  •
  our Master Services Agreement and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of LP Unitholders or preferred unitholders;

  •
  conflicts of interest between the Partnership, its preferred unitholders and its LP Unitholders, on the one hand, and Brookfield, on the other hand;

  •
  our arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

  •
  the BIP General Partner may be unable or unwilling to terminate the Master Services Agreement;

  •
  the limited liability of, and our indemnification of, the Service Providers;

  •
  our LP Unitholders and preferred unitholders do not have a right to vote on partnership matters or to take part in the management of the Partnership;

  •
  market price of our LP Units and preferred units, including Existing Preferred Units, may be volatile;

  •
  dilution of existing unitholders;

  •
  adverse changes in currency exchange rates;

  •
  investors may find it difficult to enforce service of process and enforcement of judgments against us;

  •
  we may not be able to continue paying comparable or growing cash distributions to unitholders in the future;

  •
  the Partnership may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

  •
  we are exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

  •
  we may be subject to the risks commonly associated with a separation of economic interest from control or the incurrence of debt at multiple levels within an organizational structure;

  •
  effectiveness of our internal controls over financial reporting;

  •
  changes in tax law and practice; and

  •
  other factors described in the Annual Report and our quarterly reports on Form 6-K, including, but not limited to, those described under Item 3.D "Risk Factors" and elsewhere in the Annual Report.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

        The risk factors included in this prospectus supplement, the accompanying base prospectus, our Annual Report, our quarterly reports on Form 6-K and the risks in other documents incorporated by reference could cause our actual results, performance, achievements, plans and strategies to vary from our forward-looking statements. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference.

        Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

S-vi

 CAUTIONARY STATEMENT REGARDING THE USE OF NON-IFRS ACCOUNTING MEASURES

        We disclose a number of non-IFRS financial measures in the documents incorporated by reference herein that are calculated and presented using methodologies other than in accordance with IFRS. We utilize these measures in managing our business, including for performance measurement, capital allocation and valuation purposes and believe that providing these performance measures on a supplemental basis to our IFRS results is helpful to investors in assessing our overall performance. These financial measures should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with IFRS. We caution readers that these non-IFRS financial measures or other financial metrics may differ from the calculations disclosed by other businesses, and as a result, may not be comparable to similar measures presented by other issuers and entities. Reconciliations of these non-IFRS financial measures to the most directly comparable financial measures calculated and presented in accordance with IFRS, where applicable, are included in the Annual Report and the Partnership's quarterly reports on Form 6-K, each incorporated by reference herein.

S-vii

 MARKET DATA AND INDUSTRY DATA

        Market and industry data presented throughout, or incorporated by reference in, this prospectus was obtained from third party sources, industry publications, and publicly available information, as well as industry and other data prepared by us and the Partnership on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). We believe that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this prospectus, or incorporated by reference herein, are not guaranteed and we do not make any representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third party sources referred to or incorporated by reference in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.

S-viii

SUMMARY

The Partnership

        The Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883, as amended, of Bermuda. Our head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, its website is https://bip.brookfield.com and our telephone number is (441) 294-3309. The information found on our website is not part of this prospectus supplement.

        We own and operate high quality, long-life assets that generate stable cash flows, require relatively minimal maintenance capital expenditures and, by virtue of barriers to entry and other characteristics, tend to appreciate in value over time. Our current operations consist of utilities, transport, energy and data infrastructure businesses in North and South America, Europe and Asia Pacific.

        The Partnership's sole material assets are its managing general partnership interest and preferred limited partnership interest in the Holding LP. The Partnership serves as the Holding LP's managing general partner and has sole authority for the management and control of the Holding LP.

Recent Developments

COVID-19

        The Partnership has a diversified portfolio of operating businesses in the utilities, transport, energy and data infrastructure sectors, most of which operate under regulated frameworks or have long-term take-or-pay contracts with minimal volume risk. To date, Brookfield Infrastructure has not experienced a material impact to its operations, financial condition, cash flows or financial performance as a result of the ongoing circumstances surrounding COVID-19. See "Risk Factors — Risks Associated with the COVID-19 Pandemic."

Recent Management Changes

        On December 30, 2020, we announced the appointment of David Krant as Chief Financial Officer of Brookfield Infrastructure, effective March 1, 2021. Mr. Krant will succeed Bahir Manios, who will retain a senior role with Brookfield Infrastructure as Chief Strategy Officer.

THE OFFERING

Issuer	Brookfield Infrastructure Partners L.P.
Securities Offered

            of our            % Series 14 Preferred Units, liquidation preference $25.00 per Series 14 Preferred Unit (or                 of our Series 14 Preferred Units if the underwriters exercise in full their option to purchase additional Series 14 Preferred Units). For a detailed description of the Series 14 Preferred Units, see "Description of the Offered Securities."

Price per Series 14 Preferred Unit	$25.00
Maturity

Perpetual unless redeemed by us, (i) prior to February 16, 2026, at our option, in connection with a Ratings Event (as defined herein); (ii) on or after February 16, 2026, at our option; and (iii) at any time, in connection with a Change in Tax Law (as defined herein). See " — Optional Redemption Upon a Ratings Event," "— Optional Redemption on or after February 16, 2026" and "— Optional Redemption Upon a Change in Tax Law."

Distributions

Distributions on the Series 14 Preferred Units will accrue and be cumulative from the date that the Series 14 Preferred Units are originally issued, and will be payable on each Distribution Payment Date (as defined herein) as and when declared by the board of directors of the BIP General Partner, out of legally available funds for such purpose.

Distribution Payment Dates and Record Dates

Distributions will be payable, if declared by the BIP General Partner, quarterly on the fifteenth day of March, June, September and December in each year, in each case to holders of record as of the close of business on the last business day of the calendar month prior to the applicable Distribution Payment Date, or such other record date as may be fixed by the BIP General Partner. The pro-rated initial distribution on the Series 14 Preferred Units offered hereby will be payable, if declared, on March 15, 2021 in an amount equal to approximately $            per Series 14 Preferred Unit. If any Distribution Payment Date falls on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accrual of additional distributions.

Distribution Rate	The distribution rate for the Series 14 Preferred Units from and including the date of original issue will be % per annum of the $25.00 liquidation preference per unit (equal to $ per unit per annum).
Payment of Additional Amounts

Subject to certain limitations, we will pay additional amounts to holders of the Series 14 Preferred Units, as additional distributions, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any Relevant Taxing Jurisdiction (as defined herein) (other than the United States), on amounts we must pay with respect to the Series 14 Preferred Units, so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See "Description of the Offered Securities — Description of Series 14 Preferred Units — Payment of Additional Amounts."

Ranking	The Series 14 Preferred Units, unlike our indebtedness, will represent perpetual interests in the Partnership and will not give rise to a claim for payment of a principal amount at a particular date.
The Series 14 Preferred Units will rank:

•

senior to the LP Units and any other partnership interests of the Partnership that pursuant to a written agreement rank junior to the Class A Preferred Units with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary (collectively, the "Junior Securities");

•

on parity in right of payment with every other series of Class A Preferred Units, including the Existing Preferred Units (as defined in "Description of the Offered Securities — Description of Class A Preferred Units — Series"), and any other partnership interests of the Partnership that pursuant to a written agreement rank equally with the Class A Preferred Units with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary (collectively, the "Parity Securities");

•

junior to any class or series of partnership interests of the Partnership that pursuant to a written agreement rank senior to the Class A Preferred Units with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary (collectively, the "Senior Securities"); and

• junior to all of the existing and future indebtedness obligations of the Partnership.

In addition, the Series 14 Preferred Units will be structurally subordinated to all existing and future debt and guarantee obligations of our subsidiaries (including the BIPC Guarantee of the Existing Canadian Preferred Units) and any capital stock of our subsidiaries held by others as to the payment of distributions and amounts payable upon a liquidation event.

The Series 14 Preferred Units are not, and will not be, guaranteed by any of our subsidiaries, or by the BIPC Guarantor that guarantees the Existing Canadian Preferred Units.

Parity Securities with respect to the Series 14 Preferred Units may include classes and series of the Partnership's securities (including other series of Class A Preferred Units, such as the Existing Preferred Units) that have different coupons, distribution rates, mechanics, payment periods, payment dates, record dates, guarantees and/or other terms than the Series 14 Preferred Units.

Restrictions on Distributions

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all outstanding Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series 14 Preferred Units (e.g., monthly rather than quarterly), the BIP General Partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the BIP General Partner expects to have sufficient funds to pay the full distribution in respect of the Series 14 Preferred Units on the next successive Distribution Payment Date.

As long as any Series 14 Preferred Units are outstanding, except out of the net cash proceeds of a substantially concurrent issue of Junior Securities, we may not redeem, repurchase or otherwise acquire any partnership interests in the Partnership (other than a Class A Preferred Unit) or any other series of Junior Securities unless all accrued and unpaid distributions up to and including the distributions payable for the last completed period for which distributions were payable on all Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment.

Optional Redemption by the Partnership Upon a Ratings Event

Prior to February 16, 2026, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event, we may, at our option, redeem the Series 14 Preferred Units in whole but not in part at a redemption price in cash per Series 14 Preferred Unit equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. We must provide not less than 30 days' and not more than 60 days' written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

"Ratings Event" means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that publishes a rating for us (a "rating agency") to its equity credit criteria for securities such as the Series 14 Preferred Units, as such criteria are in effect as of the original issue date of the Series 14 Preferred Units (the "current criteria"), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series 14 Preferred Units, or (ii) a lower Equity Credit (defined below) being given to the Series 14 Preferred Units than the Equity Credit that would have been assigned to the Series 14 Preferred Units by such rating agency pursuant to its current criteria.

"Equity Credit" for the purposes of the Series 14 Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per Series 14 Preferred Unit assigned to the Series 14 Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

Optional Redemption by the Partnership on or after February 16, 2026

At any time on or after February 16, 2026, we may redeem, in whole or in part, the Series 14 Preferred Units at a redemption price of $25.00 per Series 14 Preferred Unit, plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We must provide not less than 30 days' and not more than 60 days' written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

Optional Redemption by the Partnership Upon a Change in Tax Law

We will have the option to redeem all but not less than all of the Series 14 Preferred Units at a redemption price of $25.00 per Series 14 Preferred Unit, if, as a result of a Change in Tax Law (as defined below), there is, in our reasonable determination, a substantial probability that we or any Successor Entity (as defined in "Description of the Offered Securities — Description of Series 14 Preferred Units — Payment of Additional Amounts") would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the Series 14 Preferred Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any Successor Entity (a "Tax Event"). We must provide not less than 30 days' and not more than 60 days' written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

"Change in Tax Law" means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a successor company is organized, such Change in Tax Law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the Successor Entity, or convey, transfer or lease substantially all of our properties and assets to the Successor Entity, as applicable.

"Relevant Taxing Jurisdiction" means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our distribution disbursing agent are making payments on the Series 14 Preferred Units or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which BIP or a Successor Entity is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Substitution or Variation

In lieu of redemption upon or following a Tax Event, we may, without the consent of any holders of the Series 14 Preferred Units, vary the terms of, or exchange for new securities, the Series 14 Preferred Units to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series 14 Preferred Units as a result of a Change in Tax Law. The terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Series 14 Preferred Units prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Series 14 Preferred Units. See "Description of the Offered Securities — Description of Series 14 Preferred Units — Substitution or Variation".

Conversion; Exchange and Preemptive Rights

The Series 14 Preferred Units will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property, except under the circumstances set forth under "Description of the Offered Securities — Description of Series 14 Preferred Units — Substitution or Variation."

Voting Rights; Amendments

Holders of the Series 14 Preferred Units generally will have no voting rights (except as otherwise provided by law and except for meetings of holders of Class A Preferred Units as a class and meetings of all holders of Series 14 Preferred Units as a series). Holders of the Series 14 Preferred Units will not be entitled to receive notice of, attend, or vote at, any meeting of unitholders of the Partnership, unless and until the Partnership shall have failed to pay eight quarterly distributions on the Series 14 Preferred Units, whether or not consecutive and whether or not such distributions have been declared and whether or not there are any monies of the Partnership legally available for distributions under Bermuda law.

In connection with the closing of this offering of Series 14 Preferred Units, we expect to further amend our Amended and Restated Limited Partnership Agreement (as amended, our "Partnership Agreement") to reflect the issuance of the Series 14 Preferred Units. We may not adopt any subsequent amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Class A Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Class A Preferred Units as a class duly called for that purpose and at which the holders of at least 25% of the outstanding Class A Preferred Units are present or represented by proxy.

Similarly, we may not adopt an amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Series 14 Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Series 14 Preferred Units owning not less than the percentage of the Series 14 Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Series 14 Preferred Units at which all holders of the Series 14 Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Series 14 Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Series 14 Preferred Units are present or represented by proxy.

We may issue Junior Securities and Parity Securities (including additional Class A Preferred Units) from time to time without the consent of holders of outstanding Class A Preferred Units.
Further, unless we have received the affirmative vote or consent of the holders of at least a majority of the outstanding Class A Preferred Units, we may not issue any Senior Securities.
At any meeting of holders of Series 14 Preferred Units as a series, each such holder shall be entitled to one vote in respect of each Series 14 Preferred Unit held.
Fixed Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, unless the Partnership is continued under the election to reconstitute and continue the Partnership, holders of the Series 14 Preferred Units will generally, subject to the discussion under "Description of the Offered Securities — Description of Series 14 Preferred Units — Liquidation Rights", have the right to receive the liquidation preference of $25.00 per Series 14 Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to but excluding the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding-up of our affairs.

Sinking Fund	The Series 14 Preferred Units will not be entitled or subject to any sinking fund requirements.
Use of Proceeds

We estimate that the net proceeds from this offering (after deducting the underwriting discounts and estimated offering expenses), will be approximately $             million ($             million if the underwriters exercise in full their option to purchase            additional Series 14 Preferred Units).

We will use the net proceeds from this offering to subscribe for Series 14 Holding LP Mirror Units (as defined in "Description of the Offered Securities — Description of Series 14 Preferred Units — Series 14 Holding LP Mirror Units") that are designed to mirror the economic terms of the Series 14 Preferred Units. We intend to allocate an amount equal to the net proceeds from this offering to the financing and/or refinancing of recently completed and future Eligible Green Projects (as defined below), including the development and redevelopment of such projects. On closing, the net proceeds of the offering will be used to repay amounts drawn within the past year under our unsecured revolving credit facility. Such draws had been used to fund investments and acquisitions, as well as for general corporate purposes. Our unsecured revolving credit facility accrues interest at a floating rate based on LIBOR plus 1.2% and matures on June 28, 2024. See "Use of Proceeds" and "Description of the Offered Securities — Series 14 Holding LP Mirror Units."

Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are lenders under our credit facilities. We intend to use the net proceeds from this offering to repay borrowings outstanding under our unsecured revolving credit facility. As such, affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are expected to receive a portion of the net proceeds from this offering. See "Underwriting."

Material U.S. Federal Income Tax Consequences

For a discussion of material U.S. federal income tax considerations that may be relevant to certain prospective holders of Series 14 Preferred Units, see "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

Form

The Series 14 Preferred Units will be issued and maintained in book-entry form registered in the name of DTC or its nominee, except under limited circumstances. See "Description of the Offered Securities — Description of Series 14 Preferred Units — Book-Entry System."

Listing; Absence of Public Market

We will file an application to list the Series 14 Preferred Units on the NYSE. If the application is approved, trading of the Series 14 Preferred Units on the NYSE is expected to begin within 30 days after the original issue date of the Series 14 Preferred Units. The underwriters have advised us that they intend to make a market in the Series 14 Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series 14 Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Risk Factors

Investing in our Series 14 Preferred Units involves risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement and page 1 of the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as well as other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein regarding risks you should consider before investing in our Series 14 Preferred Units.

Settlement	The underwriters expect to deliver the Series 14 Preferred Units to the purchasers in book-entry form through the facilities of DTC and its direct participants, on or about , 2021.

RISK FACTORS

        An investment in our Series 14 Preferred Units involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under "Documents Incorporated by Reference," including our Annual Report and our quarterly reports on Form 6-K, and the risk factors described therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read "Cautionary Statement Regarding Forward-Looking Information" herein. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition, results of operations, liquidity and the market price of the Series 14 Preferred Units could be adversely affected.

Risks Associated with the COVID-19 Pandemic

        The rapid spread of the COVID-19 virus, which was declared by the World Health Organization to be a pandemic on March 11, 2020, and actions taken globally in response to COVID-19, have significantly disrupted international business activities. The COVID-19 pandemic has resulted in governments around the world implementing stringent measures to help control the spread of the virus, including quarantines, social distancing protocols, "shelter in place" and "stay at home" orders, travel restrictions, business curtailments, school closures and other measures. Governments and central banks around the world have enacted fiscal and monetary stimulus measures to counteract the effects of the COVID-19 pandemic and various other response measures, however, the overall magnitude and long-term effectiveness of these actions remain uncertain. Our business relies, to a certain extent, on free movement of goods, services, and capital from around the world, which has been significantly restricted as a result of COVID-19. Although the Partnership has implemented response plans and mitigation measures designed to maintain its operations despite the outbreak of the virus, we may experience in the future direct or indirect impacts from the pandemic. Such impacts have and may include delays in development or construction activities in our business and reduced volumes within our transport segment. We also have some risk that our contract counterparties could fail to meet their obligations to us.

        Given the ongoing and dynamic nature of the circumstances surrounding COVID-19, it is difficult to predict how significant the impact of COVID-19, including any responses to it, will be on the global economy or for how long any disruptions are likely to continue. The extent of such impact will depend on future developments, which are highly uncertain, continually evolving and difficult to predict, including, but not limited to, new information which may emerge concerning the severity of COVID-19, additional actions which may be taken to contain COVID-19 or treat its impact, such as re-imposing previously lifted measures or putting in place additional restrictions, and the pace, availability, distribution and acceptance of effective vaccines. Such developments could have an adverse effect on our assets, liabilities, business, financial condition, results of operations and cash flow.

Risks Related to the Series 14 Preferred Units

The Series 14 Preferred Units represent perpetual interests in us, and investors should not expect us to redeem any Series 14 Preferred Units on the date the Series 14 Preferred Units become redeemable by us or on any particular date thereafter.

        The Series 14 Preferred Units represent perpetual interests in us, they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, none of the Series 14 Preferred Units will give rise to a claim for payment of a principal amount at a particular date. Instead, the Series 14 Preferred Units may be redeemed by us at our option (i) following a Change in Tax Law, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series 14 Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, (ii) prior to February 16, 2026, following the occurrence of a Ratings Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $25.50 per Series 14 Preferred Unit (102% of the liquidation preference of $25.00) plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, or (iii) at any time on or after February 16, 2026, at our option, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series 14 Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared.

        Any decision we may make at any time to redeem the Series 14 Preferred Units will depend upon, among other things, our evaluation of our capital position, the terms and circumstances of any Ratings Event or Change in Tax Law, as applicable, and general market conditions at that time. The instruments governing our outstanding indebtedness also may limit our ability to redeem the Series 14 Preferred Units. As a result, the holders of the Series 14 Preferred Units may be required to bear the financial risks of an investment in the Series 14 Preferred Units for an indefinite period of time.

The Series 14 Preferred Units are structurally subordinated to our existing and future debt obligations and Senior Securities as well as existing and future debt obligations of our subsidiaries and any capital stock of our subsidiaries held by others, including on Existing Canadian Preferred Units to the extent of the guarantees thereof.

        The Series 14 Preferred Units will rank junior to all of our existing and future indebtedness and Senior Securities with respect to assets available to satisfy claims against us, and rank pari passu in right of payment with every other class or series of Class A Preferred Units (including the Existing Preferred Units) and any other class or series of partnership interest that pursuant to a written agreement rank equally with the Class A Preferred Units. As of September 30, 2020, our total consolidated debt, including amounts borrowed under our corporate credit facilities, was approximately $23,486 million, and we had the ability to borrow an additional $2,310 million under our corporate credit facilities, subject to certain limitations (including pursuant to our incremental $1.0 billion syndicated revolving credit facility entered into in April 2020). In addition, we have an undrawn $500 million revolving credit facility with Brookfield and on October 6, 2020, we redeemed C$450 million of medium-term notes due March 11, 2022. In addition, as of September 30, 2020, we had 57,867,650 Existing Preferred Units issued and outstanding, each with a liquidation preference of C$25.00 per unit, and each of which has the benefit of the BIPC Guarantee. See "Description of the Offered Securities — Description of Class A Preferred Units — Series." Payments made in respect of our debt and any Senior Securities reduces cash available for distribution to the holders of the Series 14 Preferred Units. In addition, the Series 14 Preferred Units will be structurally subordinated to all existing and future debt and guarantee obligations of our subsidiaries and any capital stock of our subsidiaries held by others. In addition, while the Existing Canadian Preferred Units are guaranteed by the BIPC Guarantor, and future series of Class A Preferred Units may be similarly guaranteed, neither the BIPC Guarantor nor any of the Partnership's subsidiaries will guarantee, or otherwise has become obligated with respect to, the Series 14 Preferred Units.

        In addition, while the Existing Canadian Preferred Units have been guaranteed by the BIPC Guarantor, and future series of Class A Preferred Units may be similarly guaranteed, none of the Partnership's subsidiaries has guaranteed, or otherwise has become obligated with respect to, the Series 14 Preferred Units, and it is not expected that any of the Partnership's subsidiaries will guarantee, or will otherwise become obligated with respect to, the Series 14 Preferred Units in the future. Therefore, the BIPC Guarantor will have no obligation, contingent or otherwise, in respect of the Series 14 Preferred Units and the Series 14 Preferred Units will be structurally subordinated to all existing and future debt and equity obligations of the BIPC Guarantor and each of our other subsidiaries. Only the Existing Canadian Preferred Units, and any future series of Class A Preferred Units which benefit from a similar guarantee in the future, will have the benefit of credit support from the BIPC Guarantor, and the Series 14 Preferred Units will not.

Our ability to issue additional Parity Securities and Senior Securities, and our ability to incur additional indebtedness, in the future could adversely affect the rights of holders of our Series 14 Preferred Units.

        The Series 14 Preferred Units will rank pari passu in right of payment with the Existing Preferred Units and any other Parity Securities. We are allowed to issue additional Parity Securities without any vote of the holders of the Existing Preferred Units and/or the Series 14 Preferred Units, and we may issue Senior Securities if we have received the affirmative vote or consent of the holders of at least a majority of the outstanding Class A Preferred Units. The issuance of any additional Parity Securities would dilute the interests of the holders of the

Series 14 Preferred Units. Furthermore, the issuance of any Senior Securities or additional Parity Securities could affect our ability to pay distributions on, redeem, or pay the liquidation preference on the Series 14 Preferred Units if we do not have sufficient funds to pay all liquidation preferences of any Senior Securities, the Existing Preferred Units, the Series 14 Preferred Units and any other Parity Securities in full. In addition, future issuances and sales of Senior Securities or Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series 14 Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

        In addition, the terms of the Series 14 Preferred Units do not limit our ability to incur indebtedness. Although some of the agreements governing our existing indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions and the indebtedness we could incur in compliance with these restrictions could be substantial. As a result, we and our subsidiaries may incur indebtedness that will rank senior to the Series 14 Preferred Units. The incurrence of indebtedness or other liabilities that will rank senior to the Series 14 Preferred Units may reduce the amount available for distributions and the amount recoverable by holders of Series 14 Preferred Units.

The declaration of distributions on the Series 14 Preferred Units will be at the discretion of the BIP General Partner.

        The declaration of distributions on the Series 14 Preferred Units will be at the discretion of the BIP General Partner. Holders of Series 14 Preferred Units will not have a right to distributions on such units unless declared by the BIP General Partner. The declaration of distributions will be at the discretion of the BIP General Partner even if the Partnership has sufficient funds, net of its liabilities, to pay such distributions. This may result in holders of the Series 14 Preferred Units not receiving the full amount of distributions that they expect to receive, or any distributions, and may make it more difficult to resell Series 14 Preferred Units or to do so at a price that the holder finds attractive. The BIP General Partner will not allow the Partnership to pay a distribution (i) unless there is sufficient cash available, (ii) which would render the Partnership unable to pay its debts as and when they come due, or (iii) which, in the opinion of the BIP General Partner, would or might leave the Partnership with insufficient funds to meet any future or contingent obligations. In addition, although unpaid distributions are cumulative, we are not required to accumulate cash for purpose of making distributions to holders of the Existing Preferred Units, Series 14 Preferred Units or any other preferred units we may issue, which may limit the cash available to make distributions on the Series 14 Preferred Units.

The Series 14 Preferred Units have limited voting rights.

        Except as set forth in our Partnership Agreement or as otherwise required by Bermuda law, and except as described in "Description of the Offered Securities — Description of Series 14 Preferred Units — Voting Rights," holders of the Series 14 Preferred Units generally will have no voting rights. For example, the Partnership may sell, exchange or otherwise dispose of all or substantially all of its assets in a single transaction or a series of related transactions without the approval of holders of the Series 14 Preferred Units. Although the holders of the Series 14 Preferred Units are entitled to limited protective voting rights with respect to certain matters, as described in "Description of the Offered Securities — Description of Series 14 Preferred Units — Voting Rights," the Series 14 Preferred Units will generally vote as a separate class, or along with all other classes or series of our Parity Securities, including the Existing Preferred Units or other preferred units that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series 14 Preferred Units may be significantly diluted, and the holders of such other classes or series of Parity Securities (including the Existing Preferred Units) that we have issued, or may issue in the future, may be able to control or significantly influence the outcome of any vote.

The terms of the Series 14 Holding LP Mirror Units, which are designed to mirror the economic terms of the Series 14 Preferred Units, may be amended by the Holding LP, which we control, in a manner that could be detrimental to holders of Series 14 Preferred Units, and the terms of the Series 14 Holding LP Mirror Units should not be relied upon to ensure that we have sufficient cash flows to pay distributions on or redeem the Series 14 Preferred Units.

        We intend to authorize and create a proportionate number of Series 14 Holding LP Mirror Units with terms designed to mirror the economic terms of the Series 14 Preferred Units, and the Partnership will use the net proceeds of this offering to subscribe for such Series 14 Holding LP Mirror Units. See "Use of Proceeds" and

"Description of the Offered Securities — Description of Series 14 Preferred Units — Series 14 Holding LP Mirror Units."

        The terms of the Series 14 Holding LP Mirror Units will provide that no distribution may be declared or paid or set apart for payment on any Mirror Junior Securities (as defined in "Description of the Offered Securities — Description of Series 14 Preferred Units — Series 14 Holding LP Mirror Units") (other than a distribution payable solely in Mirror Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series 14 Holding LP Mirror Units and any Mirror Parity Securities (as defined in "Description of the Offered Securities — Description of Series 14 Preferred Units — Series 14 Holding LP Mirror Units"), which includes the Holding LP Mirror Units in respect of the Existing Preferred Units, through the most recent respective distribution payment dates. To the extent a distribution period applicable to a class of Mirror Junior Securities or Mirror Parity Securities is shorter than the distribution period applicable to the Series 14 Holding LP Mirror Units (e.g., monthly rather than quarterly), we may declare and pay regular distributions with respect to such Mirror Junior Securities or Mirror Parity Securities so long as, at the time of declaration of such distribution, we expect to have sufficient funds to pay the full distribution in respect of the Series 14 Holding LP Mirror Units on the next successive distribution payment date.

        The terms of the Series 14 Holding LP Mirror Units are intended, among others, to provide credit support to the Series 14 Preferred Units. However, the Holding LP will have no direct obligations with respect to our Series 14 Preferred Units. The Holding LP, which is controlled by us, may amend, modify or alter the terms of the Series 14 Holding LP Mirror Units, including with respect to distributions, in a manner that could be detrimental to the holders of the Series 14 Preferred Units.

        As of the date of this prospectus supplement, 57,867,650 Mirror Parity Securities were issued and outstanding by the Holding LP, all of which were the Holding LP Mirror Units in respect of the Existing Preferred Units. In addition, subject to the terms of the limited partnership agreement of the Holding LP (as amended, the "Holding LP Partnership Agreement"), the Holding LP may in the future issue additional securities that are on parity in right of payment with or senior to the Series 14 Holding LP Mirror Units, and any such securities may be issued to third parties, which would be structurally senior to the Series 14 Preferred Units. Any of the foregoing actions could materially and adversely affect the market price of the Series 14 Preferred Units. Accordingly, the terms of the Series 14 Holding LP Mirror Units should not be relied upon to ensure we have sufficient cash flows to enable us to pay distributions on or redeem the Series 14 Preferred Units.

The terms of our current and future indebtedness may restrict our ability to make distributions on the Series 14 Preferred Units or to redeem the Series 14 Preferred Units.

        Distributions will only be paid if the distribution is not restricted or prohibited by law or the terms of any Senior Securities, or of our current and future indebtedness. The instruments governing the terms of current or future financing or the refinancing of any borrowings may restrict our ability to make distributions on the Partnership interests that may, directly or indirectly, negatively affect our ability to make distributions on the Series 14 Preferred Units or redeem the Series 14 Preferred Units. For example, our credit facilities would prohibit such distributions if we are in default under those facilities. The Series 14 Preferred Units place no restrictions on our ability to incur indebtedness containing such restrictive covenants.

Your ability to transfer the Series 14 Preferred Units at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

        The Series 14 Preferred Units are a new series of our Class A Preferred Units and do not have an established trading market. In addition, since the Series 14 Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Series 14 Preferred Units in the secondary market absent redemption by us. We will apply to list the Series 14 Preferred Units on the NYSE, but there can be no assurance that the NYSE will accept the Series 14 Preferred Units for listing. Even if the Series 14 Preferred Units are approved for listing by the NYSE, an active trading market on the NYSE for the Series 14 Preferred Units may not develop or, even if it develops, may not last, in which case the trading price of the Series 14 Preferred Units could be adversely affected and your ability to transfer your Series 14 Preferred Units could be limited. If an active trading market does develop on the NYSE, the Series 14 Preferred Units may trade at prices lower than the offering price. The trading price of the Series 14 Preferred Units would depend on many factors, including:

  •
  the trading price of our LP Units;

  •
  the trading price of the Existing Preferred Units;

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our corporate credit ratings and the credit ratings of the Existing Preferred Units and/or Series 14 Preferred Units;

  •
  our issuance of debt or other preferred securities or the incurrence of additional indebtedness; and

  •
  our financial condition, results of operations and prospects.

        We have been advised by the underwriters that they intend to make a market in the Series 14 Preferred Units pending any listing of the Series 14 Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of the Series 14 Preferred Units.

        One of the factors that will influence the price of the Series 14 Preferred Units will be the distribution yield on the Series 14 Preferred Units (as a percentage of the price of the Series 14 Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series 14 Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our limited partners, including the holders of the Series 14 Preferred Units. Accordingly, higher market interest rates could cause the market price of the Series 14 Preferred Units to decrease.

        We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Redemption may adversely affect your return on the Series 14 Preferred Units.

        On or after February 16, 2026, we will have the right, at our option, to redeem in whole or in part at a price of $25.00 per Series 14 Preferred Unit, plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared, some or all of the Series 14 Preferred Units, as defined and described under "Description of the Offered Securities — Description of Series 14 Preferred Units — Redemption — Optional Redemption on or after February 16, 2026." In addition, prior to February 16, 2026, we may redeem in whole but not in part the Series 14 Preferred Units after the occurrence of a Ratings Event, as defined and described in "Description of the Offered Securities — Description of Series 14 Preferred Units — Redemption — Optional Redemption Upon a Ratings Event", at a price of $25.50 per Series 14 Preferred Unit (102% of the liquidation preference of $25.00) plus accrued and unpaid distributions. We will also be able to redeem all but not less than all of the Series 14 Preferred Units following the occurrence of a Change in Tax Law out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series 14 Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. To the extent that we redeem the Series 14 Preferred Units at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Series 14 Preferred Units, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distribution rate of the Series 14 Preferred Units.

        In addition, we are not required to redeem the Series 14 Preferred Units in connection with a change of control of the Partnership or the BIP Group, and even if we decide to redeem the Series 14 Preferred Units, since the Series 14 Preferred Units will rank pari passu in right of payment with every other series of Class A

Preferred Units, including the Existing Preferred Units, and junior to all of our existing and future indebtedness, we may not have sufficient financial resources available or be permitted under our existing and future indebtedness to redeem the Series 14 Preferred Units. See "Description of the Offered Securities — Description of Series 14 Preferred Units — Redemption."

Under certain limited circumstances, the terms of the Series 14 Preferred Units may change without your consent or approval.

        Under the terms of the Series 14 Preferred Units, at any time following a Tax Event, we may, without the consent of any holders of the Series 14 Preferred Units, vary the terms of the Series 14 Preferred Units such that they remain securities, or exchange the Series 14 Preferred Units for new securities, which would eliminate the substantial probability that we or any Successor Entity would be required to pay any additional amounts with respect to the Series 14 Preferred Units as a result of a Change in Tax Law. However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series 14 Preferred Units than the terms of the Series 14 Preferred Units prior to being varied or exchanged. See "Description of the Offered Securities — Description of the Series 14 Preferred Units — Substitution or Variation".

A change in the rating of the Series 14 Preferred Units could adversely affect the market price of the Series 14 Preferred Units.

        In connection with this offering, we expect that the Series 14 Preferred Units will receive a rating from S&P Global Ratings. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series 14 Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Series 14 Preferred Units could have an adverse effect on the market price or liquidity of the Series 14 Preferred Units.

        Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series 14 Preferred Units, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series 14 Preferred Units may not reflect all risks related to the Partnership and its business or the structure or market value of the Series 14 Preferred Units. A downgrade or potential downgrade in the rating, the assignment of a new rating that is lower than the existing rating, or a downgrade or potential downgrade in the rating assigned to us, our subsidiaries, the Series 14 Preferred Units or any of our other securities could adversely affect the trading price and liquidity of the Series 14 Preferred Units.

        We cannot be sure that any rating agency will maintain its rating once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the rating once issued or to advise holders of Series 14 Preferred Units of any change in ratings. A failure to obtain a rating or a negative change in a rating once issued could have an adverse effect on the market price or liquidity of the Series 14 Preferred Units.

Rating agencies may change rating methodologies, and their ratings may not reflect all risks.

        The rating agencies that currently or may in the future publish a rating for us or the Series 14 Preferred Units may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Series 14 Preferred Units. If the rating agencies change their practices for rating securities in the future, and the ratings of the Series 14 Preferred Units are subsequently lowered, the trading price and liquidity of the Series 14 Preferred Units could be adversely affected.

        In addition, credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the Series 14 Preferred Units. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, prior to February 16, 2026, we may, at our option, redeem the Series 14 Preferred Units upon occurrence of a Ratings Event. See "Description of the Offered Securities — Description of Series 14 Preferred Units — Redemption — Optional Redemption Upon a Ratings Event."

Holders of Series 14 Preferred Units may have liability to repay distributions.

        Under certain circumstances, holders of the Series 14 Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 11 of the Bermuda Limited Partnership Act 1883, as amended ("LP Act"), we may not return (or release) any part of a limited partner's capital contribution (a "Capital Withdrawal") nor make a distribution from the assets of the Partnership if we have reasonable grounds for believing that the Capital Withdrawal or distribution would cause us to be unable to repay our liabilities as they become due ("Impermissible Capital Withdrawal").

        Bermuda law provides that for a period of six years from the date of an Impermissible Capital Withdrawal, limited partners who received the Impermissible Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution wrongfully returned or released. Bermuda law also provides that for a period of one year from the date of a Capital Withdrawal made in accordance with the provisions of the LP Act, a limited partner who received the Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution returned or released.

        A purchaser of Series 14 Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Series 14 Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

The Series 14 Preferred Units may not be a suitable investment for all investors seeking exposure to green assets.

        We intend to allocate an amount equal to the net proceeds from this offering to finance and/or refinance investments made in Eligible Green Projects, including the repayment of indebtedness. However, we will retain broad discretion over the use or allocation of the net proceeds from this offering and you may not agree with the ultimate use or allocation of these net proceeds.

        Neither we nor the underwriters can provide any assurance that any Eligible Green Projects will satisfy investor criteria and expectations regarding environmental impact and sustainability performance. In particular, no assurance is given that the use or allocation of such proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements regarding any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own bylaws or other governing rules or investment portfolio mandates (in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, the relevant Eligible Green Projects). Adverse environmental or social impacts may occur during the design, construction and operation of the projects or the projects may become controversial or criticized by activist groups or other stakeholders.

        In addition, we have agreed to certain use of proceeds and reporting requirements as described in "Use of Proceeds"; however, we are not obligated to comply with such requirements under the terms of the Series 14 Preferred Units.

Tax Risks

The treatment of distributions on the Series 14 Preferred Units as guaranteed payments for the use of capital gives rise to uncertain U.S. federal income tax consequences for the holders of the Series 14 Preferred Units.

        The U.S. federal income tax treatment of distributions on the Series 14 Preferred Units is uncertain. We will treat holders as partners entitled to a guaranteed payment for the use of capital on their Series 14 Preferred Units, although the U.S. Internal Revenue Service ("IRS") may disagree with this treatment. If the Series 14 Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the Series 14 Preferred Units would constitute ordinary interest income.

        Because we will treat the Series 14 Preferred Units as partnership interests, we will treat distributions on the Series 14 Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Preferred Holders (as defined below) as ordinary income for U.S. federal income tax purposes. Although a

U.S. Preferred Holder will recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous cash distribution, we anticipate accruing and making the guaranteed payment distributions on a quarterly basis. Otherwise, the holders of Series 14 Preferred Units generally are not expected to share in our items of income, gain, loss, or deduction, nor will we allocate any share of our nonrecourse liabilities, if any, to the holders of Series 14 Preferred Units. Upon the sale of Series 14 Preferred Units, a U.S. Preferred Holder will be required to recognize gain or loss equal to the difference between the amount realized by such holder and such holder's tax basis in the Series 14 Preferred Units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series 14 Preferred Units. Subject to general rules requiring a blended tax basis among multiple partnership interests (including LP Units), the tax basis of a Series 14 Preferred Unit generally will be equal to the sum of the cash and the fair market value of other property paid by the holder of such Series 14 Preferred Units to acquire such Series 14 Preferred Unit.

        Investment in the Series 14 Preferred Units by U.S. Preferred Holders that are tax-exempt organizations raises tax issues unique to them. The treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain. Depending on the circumstances, such payments may be treated as unrelated business taxable income ("UBTI") for U.S. federal income tax purposes.

        By reason of holding our Series 14 Preferred Units, a U.S. Preferred Holder may face adverse U.S. federal income tax consequences arising from the ownership of an indirect interest in a "passive foreign investment company" ("PFIC") or "controlled foreign corporation" ("CFC"). Based on our treatment of distributions on Series 14 Preferred Units as guaranteed payments for the use of capital, we intend to take the position that the PFIC and CFC rules generally do not apply to a U.S. Preferred Holder whose indirect interest in a PFIC or CFC arises solely by reason of owning our Series 14 Preferred Units. However, the treatment of preferred partnership interests under the PFIC and CFC rules is uncertain. There can be no assurance that the IRS or a court will not treat a U.S. Preferred Holder as subject to the PFIC or CFC rules that apply to U.S. holders of partnership interests in the Partnership generally. In such case, an investment by a U.S. Preferred Holder in our Series 14 Preferred Units may produce taxable income that is not related to distributions on such units, and such holder may be required to take such income into account in determining such holder's gross income subject to tax. In addition, with respect to gain realized upon the direct or indirect sale of, and excess distributions from, a PFIC for which an election for current inclusions is not made, such income would be taxable at ordinary income rates and subject to an additional tax equivalent to an interest charge on the deferral of income inclusions from the PFIC. Further, all or a portion of any gain realized upon the direct or indirect sale of a CFC may be taxable at ordinary income rates. For these and other PFIC and CFC consequences generally applicable to U.S. holders of partnership interests in the Partnership generally, see "— Consequences to U.S. Holders — Passive Foreign Investment Companies" and "— Consequences to U.S. Holders — Controlled Foreign Corporations" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in our Annual Report.

        Investment in the Series 14 Preferred Units by Non-U.S. Preferred Holders (as defined below) gives rise to tax issues unique to such holders. We will treat distributions on the Series 14 Preferred Units as guaranteed payments made from sources outside the United States for U.S. federal income tax purposes, and we generally do not expect to withhold U.S. federal income tax on such guaranteed payments made to Non-U.S. Preferred Holders, provided that we are not engaged in a trade or business within the United States. However, the tax treatment of guaranteed payments for source and withholding tax purposes is uncertain, and the IRS may disagree with this treatment. As a result, it is possible that the IRS could assert that Non-U.S. Preferred Holders would be subject to U.S. federal income and withholding tax on their share of the Partnership's ordinary income from sources within the United States, even if distributions on the Series 14 Preferred Units are treated as guaranteed payments. If, contrary to expectation, distributions on the Series 14 Preferred Units are not treated as guaranteed payments, then a Non-U.S. Preferred Holder might be subject to a withholding tax of up to 30% on the gross amount of certain U.S.-source income of the Partnership, including dividends and certain interest income, which is not effectively connected with a U.S. trade or business.

        The BIP General Partner intends to use commercially reasonable efforts to structure the activities of the Partnership and the Holding LP, respectively, to avoid the realization by the Partnership and the Holding LP, respectively, of income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a "United States real property interest," as defined in the

U.S. Internal Revenue Code of 1986, as amended (the "U.S. Internal Revenue Code"). If, contrary to expectation, the Partnership were deemed to be engaged in a U.S. trade or business, then a Non-U.S. Preferred Holder of Series 14 Preferred Units generally would be required to file a U.S. federal income tax return, and distributions to such holder might be treated as "effectively connected income" (which would subject such holder to U.S. net income taxation and possibly "branch profits" tax in the case of a corporate Non-U.S. Preferred Holder) and might be subject to withholding tax imposed at the highest effective tax rate applicable to such Non-U.S. Preferred Holder. If the Partnership were engaged in a U.S. trade or business, then gain or loss from the sale of Series 14 Preferred Units by a Non-U.S. Preferred Holder generally would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Preferred Holder would have had effectively connected gain or loss had the Partnership sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at regular U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax. Under Treasury Regulations, the 10% U.S. federal withholding tax generally does not apply to transfers of interests in publicly traded partnerships before January 1, 2022.

        Investors in Series 14 Preferred Units should consult their own tax advisers regarding the U.S. federal income tax consequences of owning Series 14 Preferred Units in light of their particular circumstances.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering (after deducting the underwriting discounts and estimated offering expenses), will be approximately $            million ($            million if the underwriters exercise in full their option to purchase            additional Series 14 Preferred Units).

        The Partnership will use the net proceeds from this offering to subscribe for Series 14 Holding LP Mirror Units that are designed to mirror the economic terms of the Series 14 Preferred Units. See "Description of the Offered Securities — Series 14 Holding LP Mirror Units."

        We intend to allocate an amount equal to the net proceeds from this offering to the financing and/or refinancing of recently completed and future Eligible Green Projects (as defined below), including the development and redevelopment of such projects. On closing, the net proceeds of the offering will be used to repay amounts drawn within the past year under our unsecured revolving credit facility. Such draws had been used to fund investments and acquisitions, as well as for general corporate purposes. Our unsecured revolving credit facility accrues interest at a floating rate based on LIBOR plus 1.2% and matures on June 28, 2024.

        "Eligible Green Projects" are defined as:

  (i)
  Projects that materially contribute to, or facilitate, the generation, transmission or distribution of renewable energy sources;

  (ii)
  Expenditures related to the development, provision, maintenance and/or servicing of intelligent energy systems or other energy efficiency improvements, such as technology or "smart" systems that are proven to contribute to reduced energy consumption or mitigate greenhouse gas emissions;

  (iii)
  Expenditures related to data infrastructure initiatives, including network or data transmission and storage infrastructure, that are proven to contribute to reduced energy consumption and/or increase energy efficiency;

  (iv)
  Projects that materially improve the energy efficiency and/or consumption of new or existing properties, operations or equipment, including the distribution and storage of energy or the consumption of renewable energy sources;

  (v)
  Other projects that materially improve the energy management of, or make other environmentally beneficial improvements to, existing or new properties or operations; this can include investments in automation or other expenditures that can be proven to directly result in increased energy efficiency, reduced energy consumption or the mitigation of greenhouse gas emissions; and

  (vi)
  Other projects related to technologies or technological advancements referenced in (i) through (v) above that achieve similar objectives and/or facilitate a reduced carbon footprint.

Process for Project Evaluation and Selection

        Members of the Partnership's senior executive management team, including individuals employed by our Service Providers to oversee the Partnership's sustainability efforts (collectively, the "BIP Approval Committee"), will be responsible for determining our investments in Eligible Green Projects. The BIP Approval Committee will verify the suitability and eligibility of such investments in collaboration with internal experts and stakeholders, including our in-house sustainability team.

        Eligibility of investments will be evaluated based on several criteria, such as financial, technical/operating, market, legal and environmental, social and governance risks.

Management of Proceeds of this Offering

        So long as any Series 14 Preferred Units remain outstanding, our internal records will show, at any time, the net proceeds from the issuance of the Series 14 Preferred Units that are allocated to the financing and/or refinancing of Eligible Green Projects. Pending the allocation of an amount equal to the net proceeds of the Series 14 Preferred Units to finance or refinance Eligible Green Projects, the unallocated portion of the net proceeds may be used for the repayment of our outstanding indebtedness.

        The net proceeds of this offering will be deposited to our general account and an amount equal to the net proceeds will be earmarked for allocation to Eligible Green Projects. We will establish an Eligible Green Projects register to record on an ongoing basis the allocation of the net proceeds to investments in Eligible Green Projects.

        Payment of distributions on the Series 14 Preferred Units will be made from our general funds and will not be directly linked to the performance of any Eligible Green Projects.

Reporting

        So long as any Series 14 Preferred Units remain outstanding, we will provide, and keep readily available, on a designated page of our website at https://bip.brookfield.com (which will be available to investors within one year from the date of issuance of the Series 14 Preferred Units) information on the allocation of an amount equal to the net proceeds from the issuance of the Series 14 Preferred Units, to be updated at least annually until full allocation. This information will include (i) Eligible Green Projects financed or refinanced and the amounts allocated, and (ii) assertions by management that an amount equal to the net proceeds from the issuance of the Series 14 Preferred Units has been allocated to Eligible Green Projects (or the intended types of temporary placement for the balance of the unallocated net proceeds, if other than as described above). The updates and assertions will be accompanied by a report from an independent accountant in respect of such independent accountant's examination of each such assertion by management. Where feasible, the report will include qualitative and quantitative impact indicators. The information found on, or accessible through, our website is not incorporated into and does not form a part of this prospectus supplement.

Green Bond Principles, 2018

        The Green Bond Principles are a set of voluntary guidelines for the issuance of green securities developed by a committee made up of issuers, investors and intermediaries in the green finance market and are intended to promote integrity in the green finance market through guidelines that recommend transparency, disclosure and reporting. We are in alignment with the four core components of the Green Bond Principles as administered by the International Capital Markets Association (ICMA): (i) use of proceeds (ii) process for project evaluation and selection, (iii) management of proceeds, and (iv) reporting on the use of proceeds.

* * *

        Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are lenders under our credit facilities. We intend to use the net proceeds from this offering to repay borrowings outstanding under our unsecured revolving credit facility. As such, affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are expected to receive a portion of the net proceeds from this offering. See "Underwriting."

 CONSOLIDATED CAPITALIZATION

        The following table sets forth the capital and consolidated indebtedness of the Partnership as at September 30, 2020:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to (i) the redemption of C$450 million of medium-term notes in October 2020 and (ii) the sale of the Series 14 Preferred Units offered by this prospectus supplement, after deducting underwriting discounts and estimated expenses, and giving effect to the expected use of proceeds thereof as described under "Use of Proceeds."

        You should read this table in conjunction with the detailed information under the heading "Use of Proceeds" in this prospectus supplement and financial statements incorporated by reference in this prospectus supplement.

	As at September 30, 2020
($ Millions)	Actual	As adjusted(1)
Corporate borrowings(2)	$2,882	$
Non-recourse borrowings	20,604		20,604
Other current and non-current liabilities(3)	13,992		13,992
Preferred Shares	20		20
Partnership Capital
Limited Partners	3,695		3,695
General Partner	17		17
Non-controlling interest
Redeemable Partnership Units	1,466		1,466
Class A shares of BIPC	556		556
Exchangeable LP Units	10		10
Interest of others in operating subsidiaries	13,768		13,768
Preferred Units	1,130

Total capitalization	$58,140	$

(1)
Assumes no exercise of underwriters' option to purchase up to                                    additional Series 14 Preferred Units.

(2)
These amounts are guaranteed by certain subsidiaries of the Partnership, and/or the BIPC Guarantor and the Partnership, but are unsecured. As adjusted (i) includes the redemption of C$450 million of medium-term notes in October 2020, converted to U.S. dollars at a rate of $1=C$0.7535 and (ii) gives effect to the expected use of proceeds of this offering after deducting underwriting discounts and estimated expenses.

(3)
Includes the deferred income tax liability of the Partnership as of September 30, 2020.

DESCRIPTION OF THE OFFERED SECURITIES

        On the closing of this offering, our Partnership Agreement will be amended to authorize and create the Series 14 Preferred Units, and to make certain consequential changes resulting from the authorization and creation of the Series 14 Preferred Units. Our Partnership Agreement will be amended by the BIP General Partner pursuant to Article 14 of our Partnership Agreement.

Description of Class A Preferred Units

        The following description of the particular terms of the Class A Preferred Units supplements the description of the general terms and provisions of preferred units in the accompanying base prospectus and does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of our Partnership Agreement, including the Fourth Amendment thereto ("Amendment No. 4"), which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a report on Form 6-K. We urge you to read our Partnership Agreement, including Amendment No. 4, because it, and not this description, will define your rights as a holder of the Class A Preferred Units.

Series

        The Class A Preferred Units may be issued from time to time in one or more series. As of the date of this prospectus supplement, we have outstanding 4,989,265 Class A Preferred Limited Partnership Units, Series 1 (the "Series 1 Preferred Units") (which may be re-classified into Series 2 Preferred Units (the "Series 2 Preferred Units")); 4,989,262 Class A Preferred Limited Partnership Units, Series 3 (the "Series 3 Preferred Units") (which may be re-classified into Class A Preferred Limited Partnership Units, Series 4 (the "Series 4 Preferred Units")); 9,986,588 Class A Preferred Limited Partnership Units, Series 5 (the "Series 5 Preferred Units") (which may be re-classified into Class A Preferred Limited Partnership Units, Series 6 (the "Series 6 Preferred Units")); 11,979,750 Class A Preferred Limited Partnership Units, Series 7 (the "Series 7 Preferred Units") (which may be re-classified into Class A Preferred Limited Partnership Units, Series 8 (the "Series 8 Preferred Units")); 7,986,595 Class A Preferred Limited Partnership Units, Series 9 (the "Series 9 Preferred Units") (which may be re-classified into Class A Preferred Limited Partnership Units, Series 10 (the "Series 10 Preferred Units")); 9,936,190 Class A Preferred Limited Partnership Units, Series 11 (the "Series 11 Preferred Units") (which may be re-classified into Class A Preferred Limited Partnership Units, Series 12 (the "Series 12 Preferred Units")) (collectively, the "Existing Canadian Preferred Units"); and 8,000,000 Class A Preferred Limited Partnership Units, Series 13 (the "Series 13 Preferred Units" and together with the Existing Canadian Preferred Units, the "Existing Preferred Units"). The BIP General Partner will fix the number of Class A Preferred Units in each additional series and the terms of each additional series before issue. The BIPC Guarantor is a guarantor of each series of the Existing Canadian Preferred Units as to the payment of distributions when due, the payment of amounts due upon redemption, and the payment of amounts due upon liquidation, dissolution or winding up of the Partnership.

        The Partnership's Series 1 Preferred Units, Series 3 Preferred Units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units and Series 11 Preferred Units are listed on the TSX under the symbols "BIP.PR.A", "BIP.PR.B", "BIP.PR.C", "BIP.PR.D", "BIP.PR.E" and "BIP.PR.F", respectively. The Partnership's Series 13 Preferred Units are listed on the NYSE under the symbol "BIP PR A".

        The Series 1 Preferred Units were redeemable by the Partnership on June 30, 2020, and are redeemable by the Partnership on June 30 every five years thereafter, with the next redemption date on June 30, 2025 (each such redemption date, a "Series 1 Redemption Date"), for C$25.00 per Series 1 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 1 Preferred Units will have the right, at their option, to reclassify their Series 1 Preferred Units into Series 2 Preferred Units, subject to certain conditions, on any Series 1 Redemption Date, with the next such date occurring on June 30, 2025. The Series 3 Preferred Units were redeemable by the Partnership on December 31, 2020, and are redeemable by the Partnership on December 31 every five years thereafter, with the next redemption date on December 31, 2025 (each such redemption date, a "Series 3 Redemption Date"), for C$25.00 per Series 3 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 3 Preferred Units will have the right, at their option, to reclassify their Series 3 Preferred Units into Series 4 Preferred Units, subject to certain conditions, on any

Series 3 Redemption Date, with the next such date occurring on December 31, 2025. The Series 5 Preferred Units are redeemable by the Partnership on September 30, 2021 and on September 30 every five years thereafter for C$25.00 per Series 5 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 5 Preferred Units will have the right, at their option, to reclassify their Series 5 Preferred Units into Series 6 Preferred Units, subject to certain conditions, on September 30, 2021 and on September 30 every five years thereafter. The Series 7 Preferred Units are redeemable by the Partnership on March 31, 2022 and on March 31 every five years thereafter for C$25.00 per Series 7 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 7 Preferred Units will have the right, at their option, to reclassify their Series 7 Preferred Units into Series 8 Preferred Units, subject to certain conditions, March 31, 2022 and on March 31 every five years thereafter. The Series 9 Preferred Units are redeemable by the Partnership on March 31, 2023 and on March 31 every five years thereafter for C$25.00 per Series 9 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 9 Preferred Units will have the right, at their option, to reclassify their Series 9 Preferred Units into Series 10 Preferred Units, subject to certain conditions, on March 31, 2023 and on March 31 every five years thereafter. The Series 11 Preferred Units are redeemable by the Partnership on December 31, 2023 and on December 31 every five years thereafter for C$25.00 per Series 11 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 11 Preferred Units will have the right, at their option, to reclassify their Series 11 Preferred Units into Series 12 Preferred Units, subject to certain conditions, on December 31, 2023 and on December 31 every five years thereafter. Subject to certain early redemption provisions, the Series 13 Preferred Units are redeemable by the Partnership any time on or after October 15, 2025 for $25.00 per Series 13 Preferred Unit, together with all accrued and unpaid distributions.

Priority

        The Class A Preferred Units rank senior to the LP Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary. Each series of Class A Preferred Units ranks on parity in right of payment with every other series of the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary; however, only the Existing Canadian Preferred Units will have the benefit of the guarantees from the BIPC Guarantor.

Unitholder Approvals

        In addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Units as a class and any other approval to be given by the holders of the Class A Preferred Units may be (i) given by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy or (ii) passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Class A Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Class A Preferred Units are present or represented by proxy or, if no quorum is present or represented by proxy at such meeting, at an adjourned meeting at which the holders of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of Class A Preferred Units as a class, each such holder shall be entitled to one vote in respect of each Class A Preferred Unit held.

        We may issue Junior Securities and Parity Securities (including additional Class A Preferred Units) from time to time without the consent of holders of outstanding Class A Preferred Units. In addition, unless we have received the affirmative vote or consent of the holders of at least a majority of the outstanding Class A Preferred Units, we may not issue any Senior Securities.

Description of Series 14 Preferred Units

        The following description of the particular terms of the Series 14 Preferred Units supplements the description of the general terms and provisions of Class A Preferred Units described above under

"— Description of Class A Preferred Units" and in the accompanying base prospectus, and does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of our Partnership Agreement, including Amendment No. 4 thereto, which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a report on Form 6-K. We urge you to read our Partnership Agreement, including Amendment No. 4, because it, and not this description, will define your rights as a holder of the Series 14 Preferred Units.

General

        The Series 14 Preferred Units offered hereby are a new series of preferred units of the Partnership. Upon completion of this offering, there will be                        Series 14 Preferred Units issued and outstanding (assuming no exercise of the underwriters' option to purchase additional Series 14 Preferred Units). We may, without notice to or consent of the holders of the then-outstanding Series 14 Preferred Units, authorize and issue additional Junior Securities (as defined under "Summary — The Offering — Ranking") and, subject to the limitations described under "— Voting Rights," Senior Securities and Parity Securities (each, as defined under "Summary — The Offering — Ranking").

        The holders of our LP Units, Existing Preferred Units, Series 14 Preferred Units and other partnership securities are entitled to receive, to the extent permitted by law and as provided in our Partnership Agreement, such distributions as may from time to time be declared by the BIP General Partner. Upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, the holders of our LP Units, Existing Preferred Units, Series 14 Preferred Units, general partner interest and other partnership securities (if any) are entitled to receive distributions of our assets as provided in our Partnership Agreement, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after payment to the holders of any class or series of limited partner interests having preferential rights to receive distributions of our assets over each such class of limited partner interests.

        When issued and paid for in the manner described in this prospectus supplement and the accompanying base prospectus, the Series 14 Preferred Units offered hereby will be fully paid and nonassessable. Subject to the matters described under "— Liquidation Rights," each Series 14 Preferred Unit will generally have a fixed liquidation preference of $25.00 per Series 14 Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series 14 Preferred Units) plus an amount equal to accrued and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.

        Unlike our indebtedness, the Series 14 Preferred Units will represent perpetual interests in us and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series 14 Preferred Units will rank junior to all of our current and future indebtedness with respect to assets available to satisfy claims against us. The rights of the holders of Series 14 Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities (including the Existing Preferred Units).

        All of the Series 14 Preferred Units offered hereby will be represented by one or more certificates issued to DTC (and its successors or assigns or any other securities depositary selected by us) (the "Securities Depositary") and registered in the name of its nominee, for credit to an account of a direct or indirect participant in the Securities Depositary. So long as a Securities Depositary has been appointed and is serving, no person acquiring Series 14 Preferred Units will be entitled to receive a certificate representing such Series 14 Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See "— Book-Entry System."

        The Series 14 Preferred Units will not be convertible into LP Units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights, except under circumstances set forth under "— Substitution or Variation" below. The Series 14 Preferred Units will not be entitled or subject to mandatory redemption or to any sinking fund requirements. The Series 14 Preferred Units will be subject to redemption, in whole or in part, as applicable, at our option (i) following a Change in Tax Law, (ii) commencing on February 16, 2026, at our option, or (iii) prior to February 16, 2026 upon occurrence of a Ratings Event. See "— Redemption."

        We have appointed Computershare Inc. as the paying agent (the "Paying Agent"), and the registrar and transfer agent (the "Registrar and Transfer Agent"), for the Series 14 Preferred Units with its at its principal office in 150 Royall Street, Canton MA 02021.

Ranking

        The Series 14 Preferred Units will, with respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

  •
  senior to the Junior Securities;

  •
  on parity in right of payment with the Parity Securities (including the Existing Preferred Units);

  •
  junior to any Senior Securities; and

  •
  junior to all of our existing and future indebtedness with respect to assets available to satisfy claims against us.

        In addition, the Series 14 Preferred Units will be structurally subordinated to all existing and future debt and guarantee obligations of our subsidiaries and any capital stock of our subsidiaries (including the BIPC Guarantee of the Existing Canadian Preferred Units) held by others as to the payment of distributions and amounts payable upon a liquidation event. The Series 14 Preferred Units have not been, and will not be, guaranteed by any of our subsidiaries and will not be guaranteed by the BIPC Guarantor that guarantees the Existing Canadian Preferred Units.

        Under our Partnership Agreement, we may issue Junior Securities and Parity Securities (including additional Class A Preferred Units) from time to time in one or more series without the consent of the holders of the Series 14 Preferred Units. The BIP General Partner has the authority to determine the designations, preferences, rights, powers, guarantees and duties of any such series before the issuance of any units of that series. The BIP General Partner will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under "— Voting Rights." Parity Securities with respect to the Series 14 Preferred Units may include classes and series of the Partnership's securities (including other series of Class A Preferred Units, such as the Existing Preferred Units) that have different coupons, distribution rates, mechanics, payment periods, payment dates, record dates and/or other terms than the Series 14 Preferred Units.

Liquidation Rights

        In the event of the liquidation, dissolution or winding-up of the Partnership, unless the Partnership is continued under the election to reconstitute and continue the Partnership, the holders of the Series 14 Preferred Units will be entitled to receive $25.00 per unit, together with all accrued (whether or not declared) and unpaid distributions up to but excluding the date of payment or distribution, before any amount is paid or any assets of the Partnership are distributed to the holders of any units of the Partnership ranking junior to the Series 14 Preferred Units. Upon payment of such amounts, the holders of the Series 14 Preferred Units will not be entitled to share in any further distribution of the assets of the Partnership. The rights of the holders of Series 14 Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities (including the Existing Canadian Preferred Units which benefit from the BIPC Guarantee as well as any future Class A Preferred Units that may benefit from a similar guarantee).

Voting Rights

        Holders of Series 14 Preferred Units are not entitled to receive notice of, attend, or vote at, any meeting of unitholders of the Partnership, unless and until the Partnership shall have failed to pay eight quarterly distributions on the Series 14 Preferred Units, whether or not consecutive and whether or not such distributions have been declared and whether or not there are any monies of the Partnership legally available for distributions under Bermuda law. In the event of such non-payment, and for only so long as any such distributions remain in arrears, the holders of Series 14 Preferred Units will be entitled to receive notice of and to attend each meeting of unitholders of the Partnership (other than any meetings at which only holders of another specified class or series are entitled to vote) and shall have the right, at any such meeting, to one vote for each Series 14 Preferred Unit held. No other voting rights shall attach to the Series 14 Preferred Units in any circumstances. Upon payment of the entire amount of all distributions on the Series 14 Preferred Units in arrears, the voting rights of the holders thereof shall forthwith cease (unless and until the same default shall again arise as described herein).

        Except as set forth in our Partnership Agreement or as otherwise required by Bermuda law, and except as described in the paragraph above, the Series 14 Preferred Units will have no voting rights. In addition, we may not adopt an amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Series 14 Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Series 14 Preferred Units owning not less than the percentage of the Series 14 Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Series 14 Preferred Units at which all holders of the Series 14 Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Series 14 Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Series 14 Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of Series 14 Preferred Units then present would form the necessary quorum. For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Senior Securities discussed in "— Description of Class A Preferred Units — Unitholder Approvals" above) or (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series 14 Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series 14 Preferred Units, will be deemed to not materially adversely affect the terms of the Series 14 Preferred Units.

        On any matter on which the holders of the Series 14 Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Series 14 Preferred Unit. The Series 14 Preferred Units held by us or any of our subsidiaries or controlled affiliates will not be entitled to vote.

        Series 14 Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Distributions

General

        Holders of Series 14 Preferred Units will be entitled to receive, as and when declared by the board of directors of the BIP General Partner out of legally available funds for such purpose, cumulative quarterly cash distributions. Unless otherwise determined by the BIP General Partner, distributions on the Series 14 Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.

        Distributions on Series 14 Preferred Units will be cumulative from the date of original issue and will be payable quarterly in arrears (as described under "— Distribution Payment Dates") commencing on March 15, 2021, when, as, and if declared by the BIP General Partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series 14 Preferred Units will be paid on March 15, 2021 in an amount equal to approximately $                         per unit.

        The distribution rate for the Series 14 Preferred Units will be                        % per annum of the $25.00 liquidation preference per unit (equal to $                        per unit per annum).

Distribution Payment Dates

        The "Distribution Payment Dates" for the Series 14 Preferred Units will be the fifteenth day of March, June, September and December in each year, commencing on March 15, 2021. Distributions will accrue in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accrued distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accrual of additional distributions. Distributions on the Series 14 Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months.

        "Business Day" means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York.

Payment of Distributions

        Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay quarterly distributions, if any, on the Series 14 Preferred Units that have been declared by the BIP General Partner to the holders of such Series 14 Preferred Units as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date for each distribution on our Series 14 Preferred Units will be the last business day of the calendar month prior to the applicable Distribution Payment Date, or such other record date as may be fixed by the BIP General Partner.

        So long as the Series 14 Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary's normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series 14 Preferred Units in accordance with the instructions of such beneficial owners.

        No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all outstanding Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment. Accrued distributions in arrears for any past distribution period may be declared by the BIP General Partner and paid on any date fixed by the BIP General Partner, whether or not a Distribution Payment Date, to holders of the Series 14 Preferred Units on the record date for such payment, which may not be less than 10 days before such distribution payment dates. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series 14 Preferred Units (e.g., monthly rather than quarterly), the BIP General Partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, (i) there are no Series 14 Preferred Unit distribution payments in arrears and (ii) the BIP General Partner expects to have sufficient funds to pay the full distribution in respect of the Series 14 Preferred Units on the next successive Distribution Payment Date.

        Subject to the next succeeding sentence, if all accrued distributions in arrears on all outstanding Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accrued distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series 14 Preferred Units and Parity Securities (including the Existing Preferred Units) at such time.

        Holders of the Series 14 Preferred Units will not be entitled to any distribution, whether payable in cash, property or units of the Partnership, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accrued and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series 14 Preferred Units.

Payment of Additional Amounts

        We will make all payments on the Series 14 Preferred Units free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (as defined under "— Redemption — Optional Redemption Upon a Change in Tax Law"), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series 14 Preferred Units such additional amounts as distributions as may be necessary so that every net payment made to such holders, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

        We will not be required to pay any additional amounts for or on account of:

  (a)
  any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series 14 Preferred Units or any Series 14 Preferred Units presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the distribution disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series 14 Preferred Units;

  (b)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any distributions on the Series 14 Preferred Units;

  (c)
  any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series 14 Preferred Units to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

  (d)
  any tax, fee, duty, assessment or governmental charge imposed under the United States Internal Revenue Code of 1986, as amended; or

  (e)
  any combination of items (a), (b), (c) and (d).

        In addition, we will not pay additional amounts with respect to any payment on the Series 14 Preferred Units to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series 14 Preferred Units if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series 14 Preferred Units.

        If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a "Successor Entity") would become obligated to pay any additional amounts as a result of a Change in Tax Law, we will also have the option to redeem the Series 14 Preferred Units as described in "— Redemption — Optional Redemption Upon a Change in Tax Law".

Redemption

Optional Redemption Upon a Ratings Event

        Prior to February 16, 2026, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined below), we may, at our option, redeem the Series 14 Preferred Units in whole but not in part, at a redemption price in cash per Series 14 Preferred Unit equal to $25.50 (102% of the liquidation preference of $25.00) plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

        "Ratings Event" means a change by any rating agency to the current criteria, which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series 14 Preferred Units, or (ii) a lower Equity Credit being given to the Series 14 Preferred Units than the Equity Credit that would have been assigned to the Series 14 Preferred Units by such rating agency pursuant to the current criteria.

        "Equity Credit" for the purposes of the Series 14 Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per Series 14 Preferred Unit assigned to the Series 14 Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

Optional Redemption Upon a Change in Tax Law

        We will have the option to redeem the Series 14 Preferred Units, in whole but not in part, at a redemption price of $25.00 per Series 14 Preferred Unit, if as a result of a Change in Tax Law there is, in our reasonable determination, a substantial probability that we or any Successor Entity would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the Series 14 Preferred Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any Successor Entity. We must provide not less than 30 days' and not more than 60 days' written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.

        "Change in Tax Law" means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a successor company is organized, such Change in Tax Law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the Successor Entity, or convey, transfer or lease substantially all of our properties and assets to the Successor Entity, as applicable.

        "Relevant Taxing Jurisdiction" means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our distribution disbursing agent are making payments on the Series 14 Preferred Units or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which BIP or a Successor Entity is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Optional Redemption on or after February 16, 2026

        Any time on or after February 16, 2026, we may redeem, at our option, in whole or in part, the Series 14 Preferred Units at a redemption price in cash equal to $25.00 per Series 14 Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

Redemption Procedures

        Any optional redemption shall be effected only out of funds legally available for such purpose. We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Series 14 Preferred Units to be redeemed as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series 14 Preferred Units to be redeemed and, if less than all outstanding Series 14 Preferred Units are to be redeemed, the number (and, in the case of Series 14 Preferred Units in certificated form, the identification) of Series 14 Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series 14 Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor (which shall occur automatically if the certificate representing such Series 14 Preferred Units is issued in the name of the Securities Depositary or its nominee), and (v) that distributions on the Series 14 Preferred Units to be redeemed will cease to accrue from and after such redemption date.

        If less than all of the outstanding Series 14 Preferred Units are to be redeemed, the Series 14 Preferred Units to be redeemed will be determined on a pro rata basis disregarding fractions, or in such other manner as the BIP General Partner in its sole discretion may, by resolution, determine. So long as all Series 14 Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series 14 Preferred Units to be redeemed. Thereafter, each participant will select the number of Series 14 Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series 14 Preferred Units for its own account). A participant may determine to redeem Series 14 Preferred Units from some beneficial owners (including the participant itself) without redeeming Series 14 Preferred Units from the accounts of other beneficial owners. Any Series 14 Preferred Units not redeemed will remain outstanding and entitled to all the rights and preferences of Series 14 Preferred Units under our Partnership Agreement.

        So long as the Series 14 Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary's normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

        If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series 14 Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Series 14 Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If a notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Series 14 Preferred Units will cease to accrue and all rights of holders of such Series 14 Preferred Units as limited partners will cease (and such Series 14 Preferred Units shall not thereafter be transferred on the books of the Registrar and Transfer Agent or be deemed outstanding for any purpose whatsoever), except the right to receive the redemption price, including an amount equal to accrued and unpaid distributions to the date fixed for redemption, whether or not declared. The holders of Series 14 Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series 14 Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series 14 Preferred Units entitled to such redemption or other payment shall have recourse only to us.

        If only a portion of the Series 14 Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Series 14 Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such Series 14 Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Series 14 Preferred Units represented by the surrendered certificate that have not been called for redemption.

        Notwithstanding any notice of redemption, there will be no redemption of any Series 14 Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Series 14 Preferred Units, including all accrued and unpaid distributions to, but excluding, the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

        We may from time to time purchase Series 14 Preferred Units, including by tender offer, open market purchases, negotiated transactions or otherwise, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Series 14 Preferred Units. Any Series 14 Preferred Units that we redeem or otherwise acquire will be cancelled.

        Notwithstanding the foregoing, unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series 14 Preferred Units or Parity Securities (including the Existing Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units). As long as any Series 14 Preferred Units are outstanding, except out of the net cash proceeds of a substantially concurrent issue of Junior Securities, we may not redeem, repurchase or otherwise acquire any partnership interests in the Partnership (other than a Class A Preferred Unit) or any other series of Junior Securities unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all Series 14 Preferred Units and any Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment.

Substitution or Variation

        At any time following a Tax Event, we may, without the consent of any holders of the Series 14 Preferred Units, vary the terms of the Series 14 Preferred Units such that they remain securities, or exchange the Series 14 Preferred Units with new securities, which would eliminate the substantial probability that we or any Successor Entity would be required to pay any additional amounts with respect to the Series 14 Preferred Units as a result of a Change in Tax Law. The terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series 14 Preferred Units prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, distribution payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of the Series 14 Preferred Units, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Series 14 Preferred Units, or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due, but unpaid with respect to such holder's securities.

        Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers to the effect that holders and beneficial owners of the Series 14 Preferred Units (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such variation or exchange and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

No Sinking Fund

        The Series 14 Preferred Units will not have the benefit of any sinking fund.

Limited Duties

        The Bermuda Limited Partnership Act 1883, as amended, under which the Partnership has been established, does not impose statutory fiduciary duties on a general partner of a limited partnership in the same manner that certain corporate statutes, such as the Delaware Revised Uniform Limited Partnership Act, impose fiduciary duties on directors of a corporation. In general, under applicable Bermudian legislation, a general partner has a duty to act in good faith and subject to any express provisions of the partnership agreement to the contrary, to act in the interests of the limited partnership. A general partner also has certain limited duties to its limited partners, such as the duty to render accounts, account for private profits and not compete with the partnership in business. In addition, Bermudian common law recognizes that a general partner owes a duty of utmost good faith to its limited partners. However, to the extent that the BIP General Partner owes any such fiduciary duties to the Partnership and holders of partnership interests in the Partnership, these duties have been modified pursuant to our Partnership Agreement as a matter of contract law, with the exception of the duty of the BIP General Partner to act in good faith, which cannot be modified.

Book-Entry System

        All Series 14 Preferred Units offered hereby will be represented by one or more certificates issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.), for credit to an account of a direct or indirect participant in the Securities Depositary. The Series 14 Preferred Units offered hereby will continue to be represented by one or more certificates registered in the name of the Securities Depositary or its nominee, and no holder of the Series 14 Preferred Units offered hereby will be entitled to receive a certificate evidencing such Series 14 Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series 14 Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series 14 Preferred Units, each purchaser of Series 14 Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting rights, with respect to such Series 14 Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series 14 Preferred Units.

        So long as the Securities Depositary (or its nominee) is the sole holder of the Series 14 Preferred Units, no beneficial holder of the Series 14 Preferred Units will be deemed to be a holder of Series 14 Preferred Units. DTC, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series 14 Preferred Units, whether as a holder of the Series 14 Preferred Units for its own account or as a nominee for another holder of the Series 14 Preferred Units.

Series 14 Holding LP Mirror Units

        On the closing of this offering, the Holding LP Partnership Agreement will be amended to authorize and create a proportionate number of preferred units in the capital of the Holding LP with terms designed to mirror the economic terms of the Series 14 Preferred Units (the "Series 14 Holding LP Mirror Units"), and we will use the proceeds of this offering to subscribe for such Series 14 Holding LP Mirror Units. The Holding LP Partnership Agreement will be amended by the Partnership, in our capacity as managing general partner of the Holding LP, pursuant to Section 18.1 of the Holding LP Partnership Agreement.

        The terms of the Series 14 Holding LP Mirror Units will provide that no distribution may be declared or paid or set apart for payment on any Mirror Junior Securities (as defined below) (other than a distribution payable solely in Mirror Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series 14 Holding LP Mirror Units and any Mirror Parity

Securities (as defined below) through the most recent respective distribution payment dates. To the extent a distribution period applicable to a class of Mirror Junior Securities or Mirror Parity Securities is shorter than the distribution period applicable to the Series 14 Holding LP Mirror Units (e.g., monthly rather than quarterly), we may declare and pay regular distributions with respect to such Mirror Junior Securities or Mirror Parity Securities so long as, at the time of declaration of such distribution, we expect to have sufficient funds to pay the full distribution in respect of the Series 14 Holding LP Mirror Units on the next successive distribution payment date.

        "Mirror Junior Securities" means the Redemption-Exchange Units, the managing general partner units of the Holding LP, the special general partner units of the Holding LP and any other partnership interest of the Holding LP hereafter authorized that pursuant to a written agreement with the Holding LP ranks junior to the Class A preferred limited partnership units of Holding LP in the payment of distributions and in the distribution of assets upon the dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary.

        "Mirror Parity Securities" means any partnership interest of the Holding LP (including the Series 14 Holding LP Mirror Units and the preferred units in the capital of the Holding LP with terms designed to mirror the economic terms of the Existing Preferred Units (collectively, and together with the Series 14 Holding LP Mirror Units, the "Holding LP Mirror Units")) or the Partnership that pursuant to a written agreement with the Partnership ranks equally with the Class A preferred limited partnership units of the Holding LP in the payment of distributions and in the distribution of assets upon the dissolution, liquidation or winding-up of the Holding LP, whether voluntary or involuntary. As of the date of this prospectus supplement, 57,867,650 Mirror Parity Securities were issued and outstanding by the Holding LP, all of which were the Holding LP Mirror Units in respect of the Existing Preferred Units.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The tax consequences to you of an investment in our Series 14 Preferred Units will depend in part on your own tax circumstances. This section adds information related to certain tax considerations with respect to the Series 14 Preferred Units and should be read in conjunction with the risk factors included under the caption "Tax Risks" in this prospectus supplement. For a discussion of the principal U.S. federal income tax considerations associated with our operations and the purchase, ownership, and disposition of our LP Units, see Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" and Item 3.D "Risk Factors — Risks Related to Taxation" in the Annual Report, which is incorporated herein by reference. Although this section updates and adds information related to certain tax considerations with respect to the Series 14 Preferred Units, it also should be read in conjunction with the foregoing items in the Annual Report. The following discussion is limited as described in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report and as described herein.

        This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective holders of Series 14 Preferred Units who, except as otherwise indicated, are individual citizens or residents of the United States and who acquire Series 14 Preferred Units issued pursuant to this offering at the public offering price. This summary is based on provisions of the U.S. Internal Revenue Code, on the regulations promulgated thereunder ("Treasury Regulations"), and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        The following discussion does not comment on all U.S. federal income tax matters affecting us or prospective holders of Series 14 Preferred Units and does not describe the application of the alternative minimum tax. Moreover, the discussion focuses on prospective holders of Series 14 Preferred Units who, except as otherwise indicated, are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other Series 14 Preferred Unitholders subject to specialized tax treatment, including, without limitation, banks, insurance companies and other financial institutions, tax-exempt organizations, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding our Series 14 Preferred Units (or other equity interests in the Partnership) as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our Series 14 Preferred Units being taken into account in an applicable financial statement, persons deemed to sell their Series 14 Preferred Units under the constructive sale provisions of the U.S. Internal Revenue Code, persons that own (directly, indirectly or constructively, applying certain attribution rules) more than 5% of our Series 14 Preferred Units, persons that own (directly, indirectly or constructively, applying certain attribution rules) 5% or more of the equity interests in the Partnership (including, for such purpose, LP Units and preferred units), persons whose Series 14 Preferred Units (or other equity interests in the Partnership) are loaned to a short seller to cover a short sale, persons who hold our Series 14 Preferred Units (or other equity interests in the Partnership) through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, and persons for whom our Series 14 Preferred Units (or other equity interests in the Partnership) are not a capital asset.

        No ruling has been requested from the IRS regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Torys LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely affect the market for our Series 14 Preferred Units, including the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus will be borne indirectly by our LP Unitholders and potentially our Series 14 Preferred Unitholders. Furthermore, the tax treatment of the

Partnership, or of an investment in the Partnership, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        The following discussion, to the extent it expresses conclusions as to the application of U.S. federal income tax law and subject to the qualifications described herein, represents the opinion of Torys LLP. Such opinion is based in part on facts described in this prospectus supplement and on various other factual assumptions, representations, and determinations. Any alteration or incorrectness of such facts, assumptions, representations, or determinations could adversely affect such opinion. Moreover, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge the conclusions herein and a court may sustain such challenge.

        Notwithstanding the above, and for the reasons described below, Torys LLP has rendered no opinion with respect to the following U.S. federal income tax issues: (i) whether holders of Series 14 Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Series 14 Preferred Units (see "— Limited Partner Status"); (ii) any consequences under the rules governing PFICs or CFCs (see "— Consequences to U.S. Preferred Holders — Passive Foreign Investment Companies" and "— Consequences to U.S. Preferred Holders — Controlled Foreign Corporations"); and (iii) whether distributions with respect to the Series 14 Preferred Units or gain from the disposition of Series 14 Preferred Units will be treated as UBTI (see "— Consequences to U.S. Preferred Holders — Tax-Exempt Organizations").

        For purposes of this discussion, a "U.S. Preferred Holder" is a beneficial owner of one or more of the Series 14 Preferred Units acquired pursuant to this offering that is for U.S. federal tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A "Non-U.S. Preferred Holder" is a beneficial owner of one or more of the Series 14 Preferred Units acquired pursuant to this offering that is neither a U.S. Preferred Holder nor an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.

        If a partnership holds the Series 14 Preferred Units, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold the Series 14 Preferred Units should consult their own tax advisers.

        This discussion does not constitute tax advice and is not intended to be a substitute for tax planning. You should consult your own tax adviser concerning the U.S. federal, state and local income tax consequences particular to your ownership and disposition of the Series 14 Preferred Units, as well as any tax consequences under the laws of any other taxing jurisdiction.

Partnership Status of the Partnership and the Holding LP

        Each of the Partnership and the Holding LP has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner generally is required to take into account its allocable share of items of income, gain, loss, or deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. However, we expect to treat holders of the Series 14 Preferred Units as generally not sharing in allocations of our income, gain, loss, or deduction. Instead, we will treat distributions on the Series 14 Preferred Units as guaranteed payments for the use of capital. Please see "— Consequences to U.S. Preferred Holders — Treatment of Distributions on Series 14 Preferred Units" below.

        An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership," unless an exception applies. The Partnership is publicly traded. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to a publicly traded partnership if (i) at least 90% of such partnership's gross income for every taxable year consists of "qualifying income" and (ii) the partnership would not be required to register under the

Investment Company Act of 1940 if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

        The BIP General Partner intends to manage the affairs of the Partnership and the Holding LP so that the Partnership will meet the Qualifying Income Exception in each taxable year. Based upon factual statements and representations made by the BIP General Partner, Torys LLP is of the opinion that at least 90% of the Partnership's and the Holding LP's gross income has been, and currently is, of a type that constitutes qualifying income. However, the portion of the Partnership's and the Holding LP's income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Partnership's and the Holding LP's gross income in any year will constitute qualifying income.

        No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the Partnership's or the Holding LP's status for U.S. federal income tax purposes or whether the Partnership's or the Holding LP's operations generate "qualifying income" under Section 7704 of the U.S. Internal Revenue Code. It is the opinion of Torys LLP that, based upon the U.S. Internal Revenue Code, Treasury Regulations, published revenue rulings, and court decisions, and the factual statements and representations made by the BIP General Partner, as of the date hereof, each of the Partnership and the Holding LP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes. An opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and provides no assurance that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

        In rendering its opinions, Torys LLP has relied on numerous factual representations made by the BIP General Partner, including but not limited to the following:

  •
  Neither the Partnership nor the Holding LP has elected to be classified as a corporation for United States federal tax purposes, and neither the Partnership nor the Holding LP has any plan or intention to elect to be so classified.

  •
  For each of the Partnership's and the Holding LP's taxable years, more than 90% of each entity's gross income has consisted of income of a type that Torys LLP is of the opinion constitutes "qualifying income" within the meaning of Section 7704(d) of the U.S. Internal Revenue Code.

Based on the foregoing, the BIP General Partner believes that the Partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.

        If the Partnership fails to meet the Qualifying Income Exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, or if the Partnership is required to register under the Investment Company Act of 1940, the Partnership will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which the Partnership fails to meet the Qualifying Income Exception, in return for stock in such corporation, and then distributed the stock to holders of partnership interests in the Partnership in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Preferred Holders. Thereafter, the Partnership would be treated as a corporation for U.S. federal income tax purposes.

        If the Partnership were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, the Partnership's items of income, gain, loss, deduction, or credit would be reflected only on the Partnership's tax return rather than being passed through to holders of partnership interests in the Partnership, and the Partnership would be subject to U.S. corporate income tax and potentially branch profits tax with respect to its income, if any, effectively connected with a U.S. trade or business. Moreover, under certain circumstances, the Partnership might be classified as a PFIC for U.S. federal income tax purposes, and a U.S. Preferred Holder would be subject to the rules applicable to PFICs. See "— Consequences to U.S. Holders — Passive Foreign Investment Companies" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report. Subject to the PFIC rules, distributions made to U.S. Preferred Holders would be treated as taxable dividend income to the extent of the

Partnership's current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. Preferred Holder's adjusted tax basis in its Series 14 Preferred Units (reducing that basis accordingly). Thereafter, to the extent such distribution were to exceed a U.S. Preferred Holder's adjusted tax basis in its Series 14 Preferred Units, the distribution would be treated as gain from the sale or exchange of such Series 14 Preferred Units. In addition, dividends, interest and certain other passive income received by the Partnership with respect to U.S. investments generally would be subject to U.S. withholding tax at a rate of 30%, and U.S. Preferred Holders would not be allowed a tax credit with respect to any such tax withheld. The "portfolio interest" exemption would not apply to certain interest income of the Partnership. Depending on the circumstances, additional adverse U.S. federal income tax consequences could result under the anti-inversion rules described in Section 7874 of the U.S. Internal Revenue Code, the Treasury Regulations under Section 385 of the U.S. Internal Revenue Code, or other provisions of the U.S. Internal Revenue Code, as implemented by the Treasury Regulations and IRS administrative guidance. Based on the foregoing consequences, the treatment of the Partnership as a corporation could materially reduce a holder's after-tax return and therefore could result in a substantial reduction of the value of the partnership interests in the Partnership. If the Holding LP were to be treated as a corporation for U.S. federal income tax purposes, consequences similar to those described above would apply. Based on the foregoing consequences, the treatment of the Partnership as a corporation could materially reduce a holder's after-tax return and therefore could result in a substantial reduction of the value of the Series 14 Preferred Units.

        The discussion below is based on Torys LLP's opinion that each of the Partnership and the Holding LP will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

        The tax treatment of the Series 14 Preferred Units is uncertain. We will treat holders of Series 14 Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Series 14 Preferred Units, although the IRS may disagree with this treatment. If the Series 14 Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the Series 14 Preferred Units would constitute ordinary interest income.

        The remainder of this discussion assumes that the Series 14 Preferred Units are partnership interests for U.S. federal income tax purposes. Holders are urged to consult their own tax advisers regarding their treatment as partners in the Partnership under their particular circumstances.

Consequences to U.S. Preferred Holders

Treatment of Distributions on Series 14 Preferred Units

        The tax treatment of distributions on the Series 14 Preferred Units is uncertain. As noted above, we will treat distributions on the Series 14 Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Preferred Holders as ordinary income and will be deductible by us. Although a U.S. Preferred Holder will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), the Partnership anticipates accruing and making the guaranteed payment distributions quarterly. U.S. Preferred Holders generally are not expected to share in the Partnership's items of income, gain, loss, or deduction, nor will we allocate any share of the Partnership's nonrecourse liabilities, if any, to such holders.

        If the distributions on the Series 14 Preferred Units are not respected as guaranteed payments for the use of capital, U.S. Preferred Holders may be treated as receiving an allocable share of gross income from the Partnership equal to their cash distributions, to the extent the Partnership has sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions on the Series 14 Preferred Units would reduce the capital accounts of the holders of the Series 14 Preferred Units, requiring a subsequent allocation of income or gain to provide the Series 14 Preferred Units with their liquidation preference, if possible.

        The foregoing general summary is subject to the discussion below under "— Passive Foreign Investment Companies" and "— Controlled Foreign Corporations."

Basis of Units

        The tax basis of a U.S. Preferred Holder in Series 14 Preferred Units initially will be the amount paid for such Series 14 Preferred Units. A holder's basis in its Series 14 Preferred Units will not be affected by distributions on such units. We do not anticipate that a holder of Series 14 Preferred Units will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own both Series 14 Preferred Units and LP Units, or Existing Preferred Units, please consult your own tax adviser regarding the consequences of a guaranteed payment on your own tax basis in your units.

Limitations on Deductibility of Losses

        Holders of Series 14 Preferred Units will only be allocated loss once the capital accounts of the holders of LP Units have been reduced to zero. Although it is not anticipated that a U.S. Preferred Holder would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Series 14 Preferred Units, you should consult your own tax adviser as to the application of any limitation to the deductibility of that loss.

Allocation of Income, Gain, Loss and Deduction

        For U.S. federal income tax purposes, your allocable share of the Partnership's items of income, gain, loss, or deduction will be governed by our Partnership Agreement if such allocations have "substantial economic effect" or are determined to be in accordance with your interest in the Partnership. Similarly, the Partnership's allocable share of items of income, gain, loss, or deduction of the Holding LP will be governed by the Holding LP Partnership Agreement if such allocations have "substantial economic effect" or are determined to be in accordance with our interest in the Holding LP.

        In general, after giving effect to any special allocation provisions, our items of income, gain, loss, and deduction generally will be allocated among holders of our LP Units in accordance with their percentage interests in us. Holders of our Series 14 Preferred Units are not expected to be allocated items of income or gain and will only be allocated net loss in the event that the capital accounts of the holders of our LP Units have been reduced to zero.

        The BIP General Partner believes that, for U.S. federal income tax purposes, the foregoing allocations should be given effect, and the BIP General Partner intends to prepare and file tax returns based on such allocations. If the IRS were to successfully challenge the allocations made pursuant to either our Partnership Agreement or the Holding LP Partnership Agreement, then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in such agreements.

        The foregoing general summary is subject to the discussion below under "— Passive Foreign Investment Companies" and "— Controlled Foreign Corporations."

Recognition of Gain or Loss from Disposition

        You will recognize gain or loss on the sale or taxable exchange of our Series 14 Preferred Units equal to the difference, if any, between the amount realized and your own tax basis in our Series 14 Preferred Units sold or exchanged. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share of the Partnership's liabilities, if any. As described above, you are not expected to be allocated any such liabilities.

        Gain or loss recognized by you upon the sale or exchange of our Series 14 Preferred Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if our Series 14 Preferred Units were held for more than one year as of the date of such sale or exchange. We do not expect for any gain realized upon the sale or exchange of our Series 14 Preferred Units to be characterized as ordinary income rather than as capital gain by reason of being attributable to "unrealized receivables" or "inventory items." The deductibility of capital losses is subject to limitations. Gain recognized on a sale of Series 14 Preferred Units may be subject to the Medicare tax on net investment income in certain circumstances. See "— Medicare Tax" below.

        Each U.S. Preferred Holder who acquires our Series 14 Preferred Units at different times and intends to sell all or a portion of our Series 14 Preferred Units within a year of the most recent purchase should consult its own tax adviser regarding the application of certain "split holding period" rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

        The foregoing general summary is subject to the discussion below under "— Passive Foreign Investment Companies" and "— Controlled Foreign Corporations."

Recognition of Gain or Loss on Redemption

        In general, the receipt by a U.S. Preferred Holder of amounts in redemption of Series 14 Preferred Units will result in the recognition of taxable gain to the holder for U.S. federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds such holder's tax basis in all the partnership interests in the Partnership (including LP Units and preferred units) held by such holder immediately before the redemption. Any such redemption of Series 14 Preferred Units would result in the recognition of taxable loss to a U.S. Preferred Holder for U.S. federal income tax purposes only if the holder does not hold any other partnership interests in the Partnership (including LP Units and preferred units) immediately after the redemption and the holder's tax basis in the redeemed Series 14 Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Series 14 Preferred Units as described above in "— Recognition of Gain or Loss from Disposition."

Medicare Tax

        U.S. Preferred Holders that are individuals, estates, or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Preferred Holders' "modified adjusted gross income" (or "adjusted gross income" in the case of estates and trusts) over certain thresholds and (ii) such U.S. Preferred Holders' "net investment income" (or "undistributed net investment income" in the case of estates and trusts). Net investment income generally includes guaranteed payments and gain realized by a U.S. Preferred Holder from a sale of Series 14 Preferred Units. U.S. Preferred Holders should consult their own tax advisers regarding the implications of the 3.8% Medicare tax for the ownership and disposition of our Series 14 Preferred Units.

Deduction for Qualified Business Income

        For taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate U.S. taxpayers who have domestic "qualified business income" from a partnership generally are, subject to limitations, entitled to a deduction equal to 20% of such qualified business income. The 20% deduction is also allowed for "qualified publicly traded partnership income." However, we do not expect the 20% deduction to be available with respect to income or gain recognized with respect to Series 14 Preferred Units. U.S. Preferred Holders should consult their own tax advisers regarding the implications of the foregoing rules for an investment in our Series 14 Preferred Units.

Passive Foreign Investment Companies

        A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is "passive income" or (ii) 50% or more of its assets in any taxable year produce or are held for the production of "passive income." There are no minimum stock ownership requirements for PFICs. If you hold an interest in a non-U.S. corporation for any taxable year during which the corporation is classified as a PFIC with respect to you, then the corporation will continue to be classified as a PFIC with respect to you for any subsequent taxable year during which you continue to hold an interest in the corporation, even if the corporation's income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

        Based on our organizational structure, as well as our expected income and assets, the BIP General Partner currently believes that a U.S. Preferred Holder is unlikely to be regarded as owning an interest in a PFIC solely by reason of owning our Series 14 Preferred Units during the taxable year ending December 31, 2021. However, the BIP General Partner believes that some of our operating entities may have been PFICs in prior taxable years, and there can be no assurance that an existing BIP Group entity or a future entity in which the Partnership acquires an interest will not be classified as a PFIC with respect to a U.S. Preferred Holder, because PFIC status is a factual determination that depends on the assets and income of a given entity and must be made on an annual basis. In general, subject to the discussion in the following paragraph, if a U.S. person owns a partnership interest in the Partnership, then any gain realized on the disposition of stock of a PFIC owned by such U.S. person indirectly through the Partnership (including upon the disposition of such U.S. person's partnership interest), as well as income realized on certain "excess distributions" by such PFIC, would be treated as though realized ratably over the shorter of such U.S. person's holding period of the partnership interest in the Partnership or the Partnership's holding period for the PFIC, subject to certain elections. Such gain or income generally would be taxable as ordinary income. In addition, an interest charge would apply, based on the tax deemed deferred from prior years.

        Notwithstanding the general PFIC rules described above, based on our treatment of distributions on our Series 14 Preferred Units as guaranteed payments for the use of capital, we intend to take the position that the PFIC rules generally do not apply to U.S. Preferred Holders whose indirect interest in a PFIC arises solely by reason of owning our Series 14 Preferred Units. In such case, gain on the disposition of stock of such a PFIC or income realized on excess distributions by such a PFIC should not be taxable to such U.S. Preferred Holders under the PFIC rules.

        However, the treatment of preferred partnership interests under the PFIC rules is uncertain, and the PFIC rules remain subject to proposed Treasury Regulations yet to be made final. There can be no assurance that the IRS or a court will not treat a U.S. Preferred Holder as subject to the PFIC rules that apply to U.S. persons holding partnership interests in the Partnership generally. In such case, an investment by a U.S. Preferred Holder in our Series 14 Preferred Units may produce taxable income that is not related to distributions on such units, such as income realized on excess distributions by a PFIC or gain from the disposition of stock of a PFIC. Such U.S. Preferred Holder may be required to take such income into account in determining such holder's gross income subject to tax. With respect to gain realized upon the sale of and excess distributions from a PFIC for which a "qualified electing fund" election for current inclusions is not made, such income would be taxable at ordinary income rates and subject to an additional tax equivalent to an interest charge on the deferral of income inclusions from the PFIC. Other adverse PFIC consequences generally applicable to U.S. holders of partnership interests in the Partnership may also apply, as described in more detail in "— Consequences to U.S. Holders — Passive Foreign Investment Companies" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report.

        Torys LLP expresses no opinion with regard to any consequences to a U.S. Preferred Holder under the U.S. federal income tax rules governing PFICs. For a discussion of the principal U.S. federal income tax considerations associated with the purchase, ownership, and disposition of partnership interests in the Partnership under the PFIC rules, including certain reporting requirements, see "— Consequences to U.S. Holders — Passive Foreign Investment Companies" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report. You should consult your own tax adviser regarding the application of the PFIC rules (including the proposed Treasury Regulations) to your investment in our Series 14 Preferred Units in light of your particular circumstances.

Controlled Foreign Corporations

        A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership) that owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity.

        Based on our organizational structure, the BIP General Partner currently believes that one or more of our existing Holding Entities and operating entities are likely to be classified as CFCs. In general, subject to the discussion in the following paragraph, if a U.S. partnership in which we own an interest is a U.S. Shareholder of a CFC, then you may be required to include in income your allocable share of the CFC's "Subpart F" income. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents, and certain other generally passive types of income. Such inclusions will be treated as ordinary income (whether or not such inclusions are attributable to net capital gains).

        Notwithstanding the general CFC rules described above, based on our treatment of distributions on our Series 14 Preferred Units as guaranteed payments for the use of capital, we intend to take the position that the CFC rules generally do not apply to U.S. Preferred Holders whose indirect interest in a CFC arises solely by reason of owning our Series 14 Preferred Units. In such case, gain on the disposition of stock of such a CFC by such U.S. Preferred Holders (including indirectly, by reason of the disposition of our Series 14 Preferred Units by such holders) should not be taxable to such holders under the CFC rules. Nor do we currently anticipate allocating any gain from the disposition (including a deemed disposition) of stock of a CFC to such U.S. Preferred Holders. Consistent with our position, and taking into account proposed Treasury Regulations, we do not intend to allocate to any U.S. Preferred Holder any Subpart F income attributable to a subsidiary CFC, if such U.S. Preferred Holder's interest in such CFC arises solely by reason of owning Series 14 Preferred Units.

        However, the treatment of preferred partnership interests under the CFC rules is uncertain. There can be no assurance that the IRS or a court will not treat a U.S. Preferred Holder as subject to the CFC rules that apply to U.S. holders of partnership interests in the Partnership generally. In such case, an investment by a U.S. Preferred Holder in our Series 14 Preferred Units may produce taxable income that is not related to distributions on such units, such as Subpart F income. Such U.S. Preferred Holder may be required to take such income into account in determining such holder's gross income subject to tax. With respect to gain realized upon the sale of a CFC, all or a portion of such gain may be taxable at ordinary income rates. Other adverse CFC consequences generally applicable to U.S. holders of partnership interests in the Partnership may also apply, as described in more detail in "— Consequences to U.S. Holders — Controlled Foreign Corporations" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report.

        Torys LLP expresses no opinion with regard to any consequences to a U.S. Preferred Holder under the U.S. federal income tax rules governing CFCs. For a discussion of the principal U.S. federal income tax considerations generally associated with the purchase, ownership, and disposition of partnership interests in the Partnership under the CFC rules, see "— Consequences to U.S. Holders — Controlled Foreign Corporations" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report. You should consult your own tax adviser regarding the application of the CFC rules (including the proposed Treasury Regulations) to your investment in our Series 14 Preferred Units in light of your particular circumstances.

U.S. Federal Estate Tax Consequences

        If our Series 14 Preferred Units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax might be payable in connection with the death of such person. Individual U.S. Preferred Holders should consult their own tax advisers concerning the potential U.S. federal estate tax consequences with respect to our Series 14 Preferred Units.

Certain Reporting Requirements

        A U.S. Preferred Holder who invests more than $100,000 in the Partnership may be required to file IRS Form 8865 reporting the investment with such U.S. Preferred Holder's U.S. federal income tax return for the year that includes the date of the investment. You may be subject to substantial penalties if you fail to comply with this and other information reporting requirements with respect to an investment in our Series 14 Preferred Units. You should consult your own tax adviser regarding such reporting requirements.

Tax-Exempt Organizations

        Ownership of Series 14 Preferred Units by U.S. tax-exempt organizations raises issues unique to them and may result in adverse tax consequences as described below to a limited extent and in "— Consequences to U.S. Holders — U.S. Taxation of Tax-Exempt U.S. Holders of Our Units" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report. In general, employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on UBTI. We will treat distributions on the Series 14 Preferred Units as guaranteed payments for the use of capital. Assuming we do not have income attributable to debt-financed property, the Series 14 Preferred Units are not treated as debt-financed by the tax-exempt holder thereof, and we are not engaged in a trade or business, then we generally do not expect distributions on, or gain from the disposition of, the Series 14 Preferred Units to be treated as UBTI. However, we are not prohibited from financing the acquisition of property with debt, and the treatment of guaranteed payments for the use of capital to tax-exempt organizations is not certain. Depending on the circumstances, such payments, or gain from the disposition of Series 14 Preferred Units, may be treated as UBTI for U.S. federal income tax purposes, and Torys LLP expresses no opinion with respect to whether distributions on the Series 14 Preferred Units or gain from the disposition of Series 14 Preferred Units constitutes UBTI for U.S. federal income tax purposes. If you are a tax-exempt organization, you should consult your own tax adviser regarding the consequences of investing in our Series 14 Preferred Units.

U.S. Withholding Taxes

        Although each U.S. Preferred Holder is required to provide us with an IRS Form W-9, we nevertheless may be unable to accurately or timely determine the tax status of our holders for purposes of determining whether U.S. withholding applies to payments made by the Partnership to some or all of our holders. In such a case, payments made by the Partnership to U.S. Preferred Holders might be subject to U.S. "backup" withholding at the applicable rate or other U.S. withholding taxes. You would be able to treat as a credit your allocable share of any U.S. withholding taxes paid in the taxable year in which such withholding taxes were paid and, as a result, you might be entitled to a refund of such taxes from the IRS. In the event you transfer or otherwise dispose of some or all of your Series 14 Preferred Units, special rules might apply for purposes of determining whether you or the transferee of such units were subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such units or entitled to refunds of any such taxes withheld. See "— Administrative Matters — Certain Effects of a Transfer of Units" in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Considerations" in the Annual Report. You should consult your own tax adviser regarding the treatment of U.S. withholding taxes.

Consequences to Non-U.S. Preferred Holders

        The tax treatment of distributions on the Series 14 Preferred Units to Non-U.S. Preferred Holders is uncertain. For U.S. federal income tax purposes, we will treat distributions on the Series 14 Preferred Units as guaranteed payments for the use of capital made from sources outside the United States. We generally do not expect to withhold U.S. federal income tax on such guaranteed payments, provided that we are not engaged in a trade or business within the United States. Assuming that the distributions qualify as guaranteed payments, Non-U.S. Preferred Holders generally are not expected to share in the Partnership's items of income, gain, loss, or deduction for U.S. federal income tax purposes. However, the tax treatment of guaranteed payments for source and withholding tax purposes is uncertain, and the IRS may disagree with this treatment. As a result, it is possible that the IRS could assert that Non-U.S. Preferred Holders would be subject to U.S. federal income and withholding tax on their share of the Partnership's ordinary income from sources within the United States, even if distributions on the Series 14 Preferred Units are treated as guaranteed payments.

        If, contrary to expectation, distributions on the Series 14 Preferred Units are not treated as guaranteed payments, then a Non-U.S. Preferred Holder will share in the Partnership's items of income, gain, loss, or deduction, even if the Partnership is not engaged in a U.S. trade or business and such holder is not otherwise engaged in a U.S. trade or business. As a result, such holder may be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income of the Partnership which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate is income of a fixed or determinable annual or periodic nature, including dividends and certain interest income. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a Non-U.S. Preferred Holder's country of residence or under the "portfolio interest" rules or other provisions of the U.S. Internal Revenue Code, provided that such holder provides proper certification as to its eligibility for such treatment. You should consult your own tax adviser regarding the tax treatment of distributions on the Series 14 Preferred Units as guaranteed payments and the U.S. federal withholding and other income tax consequences thereof.

        The BIP General Partner intends to use commercially reasonable efforts to structure the activities of the Partnership and the Holding LP, respectively, to avoid the realization by the Partnership and the Holding LP, respectively, of income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a "United States real property interest," as defined in the U.S. Internal Revenue Code. Specifically, the Partnership intends not to make an investment, whether directly or through an entity which would be treated as a partnership for U.S. federal income tax purposes, if the BIP General Partner believes at the time of such investment that such investment would generate income treated as effectively connected with a U.S. trade or business. If, as anticipated, the Partnership is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Preferred Holder is not itself engaged in a U.S. trade or business, then such Non-U.S. Preferred Holder generally will not be subject to U.S. federal tax return filing requirements solely as a result of owning the Series 14 Preferred Units and generally will not be subject to U.S. federal net income tax on distributions on such Series 14 Preferred Units.

        However, there can be no assurance that the law will not change or that the IRS will not deem the Partnership to be engaged in a U.S. trade or business. If, contrary to the BIP General Partner's expectations, the Partnership is treated as engaged in a U.S. trade or business, then a Non-U.S. Preferred Holder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. In addition, distributions to such Non-U.S. Preferred Holder might be treated as "effectively connected income" (which would subject such holder to U.S. net income taxation) and might be subject to withholding tax imposed at the highest effective tax rate applicable to such Non-U.S. Preferred Holder. If the amount of withholding were to exceed the amount of U.S. federal income tax actually due, such Non-U.S. Preferred Holder might be required to file a U.S. federal income tax return in order to seek a refund of such excess. A corporate Non-U.S. Preferred Holder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. Guaranteed payments paid or accrued within the Partnership's taxable year might be included as income to Non-U.S. Preferred Holders whether or not a distribution of such payments had actually been made. If, contrary to expectation, the Partnership were treated as engaged in a U.S. trade or business, then gain or loss from the sale of Series 14 Preferred Units by a Non-U.S. Preferred Holder generally would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Preferred Holder would have had effectively connected gain or loss had the Partnership sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax. Under Treasury Regulations, the 10% U.S. federal withholding tax generally does not apply to transfers of interests in publicly traded partnerships before January 1, 2022. Non-U.S. Preferred Holders should consult their own tax advisers regarding the consequences of the Partnership being engaged in a trade or business within the United States.

        Assuming that the Partnership is not engaged in a U.S. trade or business (as discussed above), a Non-U.S. Preferred Holder generally is not expected to be subject to U.S. federal income tax on gain or loss realized upon the sale or other disposition, including redemption, of Series 14 Preferred Units.

        Special rules may apply to any Non-U.S. Preferred Holder subject to specialized treatment, including, without limitation, any Non-U.S. Preferred Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in the Partnership in connection with its U.S. business, (c) a PFIC, (d) a CFC, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your own tax adviser regarding the application of these special rules.

Taxes in Other Jurisdictions

        In addition to U.S. federal income tax consequences, an investment in the Partnership could subject you to U.S. state and local taxes in the U.S. state or locality in which you are a resident for tax purposes. You could also be subject to tax return filing obligations and income, franchise, or other taxes, including withholding taxes, in non-U.S. jurisdictions in which we invest. We will attempt, to the extent reasonably practicable, to structure our operations and investments so as to avoid income tax filing obligations by U.S. Preferred Holders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so.

        Income or gain from investments held by the Partnership may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If you wish to claim the benefit of an applicable income tax treaty, you might be required to submit information to tax authorities in such jurisdictions. You should consult your own tax adviser regarding the U.S. state, local, and non-U.S. tax consequences of an investment in our Series 14 Preferred Units.

Administrative Matters

Information Returns and Audit Procedures

        We have agreed to use commercially reasonable efforts to furnish to you, within 90 days after the close of each calendar year, U.S. tax information (including IRS Schedule K-1), which describes on a U.S. dollar basis your share of the Partnership's income, gain, loss, and deduction, if any, for our preceding taxable year. However, providing this U.S. tax information to our holders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, you will need to apply for an extension of time to file your own tax returns. In addition, U.S. Preferred Holders that do not ordinarily have U.S. federal tax filing requirements will not receive a Schedule K-1 and related information unless such holders request it within 60 days after the close of each calendar year. In preparing this U.S. tax information, we will use various accounting and reporting conventions to determine your share of income, gain, loss, and deduction. Some of these conventions have been mentioned in the preceding discussion or in Item 10.E "Taxation — Certain Material U.S. Federal Income Tax Consideration" in the Annual Report. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. Due to administrative reporting limitations, and notwithstanding the rules described above under "— Consequences to U.S. Preferred Holders — Basis of Units" requiring aggregation of partnership interests purchased in separate transactions, you may receive separate Schedules K-1 for any other equity interests you hold in the Partnership, such as LP Units or Existing Preferred Units.

        The Partnership may be audited by the IRS. Adjustments resulting from an IRS audit could require you to adjust a prior year's tax liability and result in an audit of your own tax return. Any audit of your own tax return could result in adjustments not related to the Partnership's tax returns, as well as those related to the Partnership's tax returns. If the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from the Partnership instead of holders of Series 14 Preferred Units or other equity interests in the Partnership (as under prior law). We may be permitted to elect to have the BIP General Partner, Series 14 Preferred Unitholders, and other holders of equity interests in the Partnership take such audit adjustment into account in accordance with their interests in us during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution might be substantially reduced. As a result, holders of equity interests in the Partnership, including Series 14 Preferred Unitholders, might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if such holders did not own partnership interests in the Partnership during the taxable year under audit. The foregoing considerations also apply with respect to the Partnership's interest in the Holding LP.

        Pursuant to the partnership audit rules, a "partnership representative" designated by the Partnership will have the sole authority to act on behalf of our partnership in connection with any administrative or judicial review of the Partnership's items of income, gain, loss, deduction, or credit. In particular, our partnership representative will have the sole authority to bind both former and current holders of Series 14 Preferred Units and to make certain elections on behalf of the Partnership pursuant to the partnership audit rules.

        The application of the partnership audit rules to the Partnership and to holders of Series 14 Preferred Units or other equity interests in the Partnership is uncertain. You should consult your own tax adviser regarding the implications of the partnership audit rules for an investment in Series 14 Preferred Units.

Tax Shelter Regulations and Related Reporting Requirements

        If we were to engage in a "reportable transaction," we (and possibly our Series 14 Preferred Unitholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or "transaction of interest," or that it produces certain kinds of losses exceeding certain thresholds. An investment in the Partnership may be considered a "reportable transaction" if, for example, the Partnership were to recognize certain significant losses in the future. In certain circumstances, a holder of a partnership interest in the Partnership who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you might be subject to significant accuracy related penalties with a broad scope, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. We do not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor do we intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that we have participated in such a transaction.

        You should consult your own tax adviser concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of our Series 14 Preferred Units.

Taxable Year

        The Partnership uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Withholding and Backup Withholding

        For each calendar year, we will report to you and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. The proper application to the Partnership of the rules for withholding under Sections 1441 through 1446 of the U.S. Internal Revenue Code (applicable to certain dividends, interest, and amounts treated as effectively connected with a U.S. trade or business, among other items) is unclear. Because the documentation we receive may not properly reflect the identities of holders of our Series 14 Preferred Units at any particular time (in light of possible sales of our Series 14 Preferred Units), we may over-withhold or under-withhold with respect to a particular holder. For example, we may impose withholding, remit such amount to the IRS and thus reduce the amount of a distribution paid to a holder. It may be the case, however, that the corresponding amount of our income was not properly allocable to such holder, and the appropriate amount of withholding should have been less than the actual amount withheld. Such holder would be entitled to a credit against the holder's U.S. federal income tax liability for all withholding, including any such excess withholding. However, if the withheld amount were to exceed the holder's U.S. federal income tax liability, the holder would need to apply for a refund to obtain the benefit of such excess withholding. Similarly, we may fail to withhold on a distribution, and it may be the case that the corresponding income was properly allocable to a holder and that withholding should have been imposed. In such case, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne indirectly by holders on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant holder).

        Under the backup withholding rules, you may be subject to backup withholding tax with respect to distributions paid unless: (i) you are an exempt recipient and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Preferred Holder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Preferred Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund from the IRS, provided you supply the required information to the IRS in a timely manner.

        If you do not timely provide the Partnership, or the applicable nominee, broker, clearing agent, or other intermediary, with IRS Form W-9 or IRS Form W-8, as applicable, or such form is not properly completed, then the Partnership may become subject to U.S. backup withholding taxes in excess of what would have been imposed had the Partnership or the applicable intermediary received properly completed forms from all holders of partnership interests in the Partnership. For administrative reasons, and in order to maintain the fungibility of units of the Partnership, such excess U.S. backup withholding taxes, and if necessary similar items, may be treated by the Partnership as an expense that will be borne indirectly by holders of partnership interests in the Partnership on a pro rata basis (e.g., since it may be impractical for us to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax forms).

Foreign Account Tax Compliance

        FATCA imposes a 30% withholding tax on "withholdable payments" made to a "foreign financial institution" or a "non-financial foreign entity," unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. Proposed Treasury Regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final Treasury Regulations are issued.

        We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by the Partnership, the Holding LP, the Holding Entities, or the operating entities. Nonetheless, the 30% withholding tax may apply to your allocable share of distributions attributable to withholdable payments, unless you properly certify your FATCA status on IRS Form W-8 or IRS Form W-9 (as applicable) and satisfy any additional requirements under FATCA.

        In compliance with FATCA, information regarding certain holders' ownership of our Series 14 Preferred Units may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country, such as the agreement in effect between the United States and Bermuda for cooperation to facilitate the implementation of FATCA, or by future Treasury Regulations or guidance. You should consult your own tax adviser regarding the consequences under FATCA of an investment in our Series 14 Preferred Units.

Information Reporting with Respect to Foreign Financial Assets

        Under Treasury Regulations, certain U.S. persons that own "specified foreign financial assets" with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by you. You should consult your own tax adviser regarding the possible implications of these Treasury Regulations for an investment in our Series 14 Preferred Units.

Allocations Between Transferors and Transferees

        Holders owning Series 14 Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their Series 14 Preferred Units on the Distribution Payment Date. Purchasers of Series 14 Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their Series 14 Preferred Units until the next applicable record date.

Nominee Reporting

        Persons who hold an interest in the Partnership as a nominee for another person may be required to furnish to us:

  •
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  •
  whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity;

  •
  the amount and description of Series 14 Preferred Units held, acquired, or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions may be required to furnish additional information, including whether they are U.S. persons and specific information on Series 14 Preferred Units they acquire, hold, or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), generally is imposed by the U.S. Internal Revenue Code for the failure to report such information to us. The nominee is required to supply the beneficial owner of our Series 14 Preferred Units with the information furnished to us.

New Legislation or Administrative or Judicial Action

        The U.S. federal income tax treatment of holders of our Series 14 Preferred Units depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review (including currently) by the Congressional tax-writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations, any of which could adversely affect the value of our Series 14 Preferred Units and be effective on a retroactive basis. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for the Partnership to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of the Partnership's income, reduce the net amount of distributions available to our holders, or otherwise affect the tax considerations of owning our Series 14 Preferred Units. Such changes could also affect or cause the Partnership to change the way it conducts its activities and adversely affect the value of our Series 14 Preferred Units.

        The Partnership's organizational documents and agreements permit the BIP General Partner to modify the Partnership Agreement from time to time, without the consent of our Series 14 Preferred Unitholders, to elect to treat the Partnership as a corporation for U.S. federal tax purposes, or to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all holders of our Series 14 Preferred Units.

        THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE PARTNERSHIP AND HOLDERS OF SERIES 14 PREFERRED UNITS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF SERIES 14 PREFERRED UNITS, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE SERIES 14 PREFERRED UNITS.

UNDERWRITING

        Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of this offering and as representatives ("Representatives") of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, at the public offering price less the underwriters' fee set forth on the cover page of this prospectus supplement, the number of Series 14 Preferred Units set forth opposite the underwriter's name.

Underwriter	Number of Series 14 Preferred Units
Morgan Stanley & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
TD Securities (USA) LLC
MUFG Securities Americas Inc.

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the Series 14 Preferred Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Series 14 Preferred Units (other than those covered by the option to purchase additional units described below) if they purchase any of the Series 14 Preferred Units.

        The Series 14 Preferred Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series 14 Preferred Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per unit on sales to other dealers. If all the Series 14 Preferred Units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more Series 14 Preferred Units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to            additional Series 14 Preferred Units at the initial public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional Series 14 Preferred Units approximately proportionate to that underwriter's initial purchase commitment. Any Series 14 Preferred Units issued or sold under the option will be issued and sold on the same terms and conditions as the other Series 14 Preferred Units that are the subject of this offering.

        For a period of 30 days after the date of this prospectus supplement, the Partnership and the Holding LP will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, or the BIP General Partner or any controlled affiliate of the Partnership or the BIP General Partner or any person in privity with the Partnership or the BIP General Partner or any controlled affiliate of the Partnership or the BIP General Partner, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, in the United States of any units of any class of capital stock of the Partnership (other than the Series 14 Preferred Units) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of the Partnership, over the LP Units (including any units of any class of partnership interests of the Partnership (other than the Series 14 Preferred Units) that ranks equally with the Series 14 Preferred Units as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of the Partnership (other than any Existing Canadian Preferred Units that are issued upon re-classification in accordance with terms of the corresponding series of Existing Canadian Preferred Units as described in "Description of the Offered Securities — Description of Class A Preferred Units — Series")).

        The Series 14 Preferred Units are a new class of securities and do not have an established trading market. We will apply to list the Series 14 Preferred Units on the NYSE under the symbol "BIP PR B." If the application is approved, we expect trading of the Series 14 Preferred Units on the NYSE to begin within 30 days after their original issue date. We have been advised by the underwriters that they intend to make a market in the Series 14 Preferred Units pending any listing of the Series 14 Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice. We cannot assure that the Series 14 Preferred Units will be approved for listing by the NYSE, that an active trading market on the NYSE for the Series 14 Preferred Units will develop or, even if it develops, will last. If an active trading market for the Series 14 Preferred Units does not develop, the market price and liquidity of the Series 14 Preferred Units may be adversely affected. If an active trading market does develop on the NYSE, the Series 14 Preferred Units may trade at prices lower than the offering price. The trading price of the Series 14 Preferred Units would depend on many factors, including the trading price of our LP Units, prevailing interest rates, the market for similar securities, general economic and financial market conditions, the credit ratings of the Series 14 Preferred Units, our issuance of debt or other preferred securities or the incurrence of additional indebtedness and our financial condition, results of operations and prospects.

        The following table shows the underwriting discounts incurred in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

Paid by Us
	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Per Unit	$	$

Total	$	$

        The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $             million, which includes legal, accounting and printing costs and various other fees associated with registering the Series 14 Preferred Units and this offering.

        In connection with this offering, the underwriters may purchase and sell units of the Partnership in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional units, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in this offering. "Covered" short sales are sales of Series 14 Preferred Units in an amount up to the number of Series 14 Preferred Units represented by the underwriters' option to purchase additional units. "Naked" short sales are sales of Series 14 Preferred Units in an amount in excess of the number of Series 14 Preferred Units represented by the underwriters' option to purchase additional units. Covering transactions involve purchases of Series 14 Preferred Units either pursuant to the underwriters' option to purchase additional units or in the open market after the distribution has been completed to cover short positions. To close a naked short position, the underwriters must purchase Series 14 Preferred Units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series 14 Preferred Units in the open market after pricing that could adversely affect investors who purchase in this offering. To close a covered short position, the underwriters must purchase Series 14 Preferred Units in the open market after the distribution has been completed or must exercise the option to purchase additional units. In determining the source of Series 14 Preferred Units to close the covered short position, the underwriters will consider, among other things, the price of Series 14 Preferred Units available for purchase in the open market as compared to the price at which they may purchase Series 14 Preferred Units through the option to purchase additional units. Stabilizing transactions involve bids to purchase Series 14 Preferred Units so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of units of the Partnership. They may also cause the price of the units of the Partnership to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Partnership's securities, including potentially the Series 14 Preferred Units. Any such credit default swaps or short positions could adversely affect future trading prices of the Series 14 Preferred Units. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are lenders under our credit facilities. We intend to use the net proceeds from this offering to repay borrowings outstanding under our unsecured revolving credit facility. As such, affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC are expected to receive a portion of the net proceeds from this offering.

  Offer Restrictions Outside the United States

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

  Extended Settlement

        It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof and for the next two succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

  Direct Participation Program Requirements

        Because the Financial Industry Regulatory Authority, Inc. ("FINRA") views the Series 14 Preferred Units offered hereby as interests in a direct participation program, the offering is being made in compliance with the applicable requirements of FINRA Rule 2310. Investor suitability with respect to the Series 14 Preferred Units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

LEGAL MATTERS

        The validity of the Series 14 Preferred Units and other matters of Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, Bermuda counsel to the Partnership. In connection with the issue and sale of the Series 14 Preferred Units, certain legal matters will be passed upon, on behalf of the Partnership, by Torys LLP as to U.S. federal and New York law, and, on behalf of the underwriters, by Milbank LLP as to U.S. federal and New York law.

EXPERTS

        The financial statements incorporated in this Prospectus Supplement by reference from the Partnership's Annual Report on Form 20-F for the year ended December 31, 2019, and the effectiveness of the Partnership's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

EXPENSES

        The table below sets forth the expenses, other than underwriting discounts, to be incurred by us in connection with the issuance and distribution of the Series 14 Preferred Units offered under this prospectus supplement. All of the amounts below are estimated, other than SEC registration filings fees and NYSE supplemental listing fees.

SEC registration fees	$
NYSE supplemental listing fees
Transfer agent fees
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous

Total	$

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Exchange Act applicable to "foreign private issuers" (as such term is defined in Rule 405 under the Securities Act) and will fulfill the obligations with respect to those requirements by filing reports with the SEC. In addition, we are required to file documents with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://bip.brookfield.com. The information found on our website is not incorporated by reference in, and shall not be considered a part of, this prospectus supplement. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our Service Providers at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

        As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the Series 14 Preferred Units or our LP Units. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to continue to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information we file with the SEC into this prospectus supplement and the accompanying base prospectus. This means that we can disclose important information to you by referring you to such documents. The information incorporated by reference is an important part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus supplement:

(1)	the Partnership's Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020; and
(2)
the Partnership's Reports on Form 6-K, furnished with the SEC on April 2, 2020 (Exhibits 99.1 and 99.2 only), May 13, 2020 (Exhibit 99.1 only), August 13, 2020 (Exhibit 99.1 only) and November 10, 2020 (Exhibit 99.1 only).

        In addition, all subsequent annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, in each case subsequent to the date of this prospectus supplement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement as of the date of the filing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Attn: Managing Director, Investments
E-mail: rene.lubianski@brookfield.com
Telephone: 1 (441) 294-3309

        Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus supplement, to the extent that a statement contained in this prospectus supplement or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Brookfield Infrastructure Partners L.P.
Limited Partnership Units
Preferred Limited Partnership Units

        Brookfield Infrastructure Partners L.P. may, from time to time, issue limited partnership units (the "LP Units") and preferred limited partnership units ("Preferred LP Units" and together with the LP Units, our "securities") in one or more offerings pursuant to this prospectus.

        Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

        The LP Units are traded on the New York Stock Exchange (the "NYSE") under the symbol "BIP" and the Toronto Stock Exchange (the "TSX") under the symbol "BIP.UN". We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units we may offer.

        An investment in our securities involves a high degree of risk. See "Risk Factors" beginning on page 1 of this prospectus.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 21, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a shelf registration process. Under this shelf registration process, the Partnership may sell our securities in one or more offerings. This prospectus provides you with a general description of our securities. Each time the Partnership sells our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading "Documents Incorporated by Reference." This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any "free writing prospectus" we have authorized to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any "free writing prospectus" we may authorize to be delivered to you, as well as the information we previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

        The Partnership is offering to sell our securities, and is seeking offers to buy our securities, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any "free writing prospectus" and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any "free writing prospectus" must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any "free writing prospectus" outside the United States. This prospectus, any prospectus supplement and any "free writing prospectus" do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless the context requires otherwise, when used in this prospectus, the term "Partnership" and "Registrant" refers to Brookfield Infrastructure Partners L.P. alone; the terms "Brookfield Infrastructure," "we," "us" and "our" refer to, collectively, the Partnership, Brookfield Infrastructure L.P. (the "Holding LP"), the subsidiaries of the Holding LP, from time to time, through which we hold all our interests in the operating entities, which are the entities that directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements; the term "General Partner" refers to Brookfield Infrastructure Partners Limited, the Partnership's general partner.

        Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Partnership is formed under the laws of Bermuda, certain of the directors of the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of the Partnership's assets and the assets of those directors and experts may be located outside the United States.

        Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any "free writing prospectus" are expressed in U.S. dollars and references to "dollars", "$" or "US$" are to U.S. dollars and all references to "C$" are to Canadian dollars. All references in this prospectus, any prospectus supplement and any "free writing prospectus" to "Canada" mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.

 CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and/or "free writing prospectus", and the documents incorporated by reference herein and therein, contain certain "forward-looking statements" and "forward-looking information" within the meaning of applicable U.S. and Canadian securities laws. The forward-looking statements and information relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as "anticipate", "believe", "could", "estimate", "likely", "expect", "intend", "may", "continue", "plan", "potential", "objective", "tend", "seek", "target", "foresee", "aim to", "outlook", "endeavor", "will", "would" and "should" or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.

        Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any "free writing prospectus", and in any of the documents incorporated by reference herein or therein.

        Factors that could cause actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus, any prospectus supplement and/or "free writing prospectus", and the documents incorporated by reference herein and therein, include, without limitation: general economic conditions in the jurisdictions in which we operate and elsewhere which may impact the markets for our products or services, the ability to achieve growth within Brookfield Infrastructure's businesses, our ability to achieve the milestones necessary to deliver the targeted returns to our unitholders, which is uncertain, some of which depends on access to capital and continuing favorable commodity prices, the impact of market conditions on our businesses, the fact that success of Brookfield Infrastructure is dependent on market demand for an infrastructure company, which is unknown, the availability of equity and debt financing for Brookfield Infrastructure, the ability to effectively complete new acquisitions in the competitive infrastructure space and to integrate acquisitions into existing operations, changes in technology which have the potential to disrupt the businesses and industries in which we invest, the market conditions of key commodities, the price, supply or demand for which can have a significant impact upon the financial and operating performance of our business, regulatory decisions affecting our regulated businesses, our ability to secure favorable contracts, weather events affecting our business, traffic volumes on our toll road businesses, and other risks and factors described in this prospectus, any prospectus supplement and/or any "free writing prospectus", including the documents incorporated by reference herein and therein, including under "Risk Factors" in our most recent annual report on Form 20-F and other risks and factors that are described therein.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to "foreign private issuers" (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) and will fulfill our obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://bip.brookfield.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

        As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our securities. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019, as amended by Amendment No.1 thereto, filed with the SEC on March 7, 2019 (collectively, the "Annual Report"), including the description of our limited partnership units and any amendment or report filed for purposes of updating such description; and
(2)	our Report on Form 6-K, dated May 14, 2019 (Exhibit 99.1 only).

        All annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda

Attn: Melissa Low, Vice President, Investor Relations & Communications

E-mail: melissa.low@brookfield.com
Telephone: 1 (441) 294-3309

        Any statement contained in this prospectus, any prospectus supplement, any "free writing prospectus" or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any "free writing prospectus" shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any "free writing prospectus", as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any "free writing prospectus" or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any "free writing prospectus", as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any "free writing prospectus", as the case may be.

v

SUMMARY

THE OFFER AND EXPECTED TIMETABLE

        The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of our securities. The actual per unit price of our securities that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

        The LP Units are listed on the NYSE under the symbol "BIP" and the TSX under the symbol "BIP.UN".

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

        The Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act, 1992 of Bermuda and the Limited Partnership Act, 1883 of Bermuda. Our head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and our telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management Inc. and certain of its affiliates on January 31, 2008. We own and operate high quality, long-life assets that generate stable cash flows, require relatively minimal maintenance capital expenditures and, by virtue of barriers to entry and other characteristics, tend to appreciate in value over time. Our current operations consist of utilities, transport, energy and data infrastructure businesses in North and South America, Europe and Asia Pacific. For additional information, please refer to our Annual Report.

        The Partnership's sole material assets are its managing general partnership interest and preferred limited partnership interest in the Holding LP. The Partnership serves as the Holding LP's managing general partner and has sole authority for the management and control of the Holding LP. We anticipate that the only distributions that the Partnership will receive in respect of its managing general partnership interest and preferred limited partnership interest in the Holding LP will consist of amounts that are intended to assist the Partnership in making distributions to holders of LP Units in accordance with the Partnership's distribution policy, to holders of the Partnership's Preferred LP Units in accordance with the terms of the Preferred LP Units and to allow the Partnership to pay expenses as they become due. The declaration and payment of cash distributions by the Partnership is at the discretion of the General Partner and subject to the solvency requirements under Bermuda law. The Partnership is not required to make such distributions and neither the Partnership nor the General Partner can assure you that the Partnership will make such distributions as intended.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from our Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. For more information see "Where You Can Find More Information" and "Documents Incorporated by Reference."

 REASON FOR THE OFFER AND USE OF PROCEEDS

        Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of our securities for general corporate purposes. The actual application of proceeds from the sale of any particular offering of our securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

        We may issue LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the LP Units contained in this prospectus, together with the applicable prospectus supplements and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the LP Units, together with any material U.S. and Canadian federal income tax considerations related to such LP Units. If we indicate in the applicable prospectus supplement, the terms of the LP Units may differ from the terms we have summarized below.

        The LP Units are non-voting limited partnership interests in the Partnership. Holders of LP Units are not entitled to the withdrawal or return of capital contributions in respect of the LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership's limited partnership agreement or upon the liquidation of the Partnership as described in our Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership's limited partnership agreement, a holder of LP Units will not have priority over any other holder of LP Units, either as to the return of capital contributions or as to profits, losses or distributions. The LP Units rank junior to the Preferred LP Units with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in our Annual Report. Holders of LP Units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP Units do not have any right to have their LP Units redeemed by the Partnership.

        For a more detailed description of the LP Units, please refer to our Annual Report, as updated by our subsequent filings with the SEC that are incorporated herein by reference.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

        We may issue Preferred LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the Preferred LP Units contained in this prospectus, together with the applicable prospectus supplements and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the Preferred LP Units, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units. If we indicate in the applicable prospectus supplement, the terms of the Preferred LP Units may differ from the terms we have summarized below.

        We may issue additional series of the Partnership's Class A Preferred LP Units (the "Class A Preferred Units") or we may issue any other class or series of Preferred LP Units. As of June 21, 2019, the Partnership had six series of Class A Preferred Units outstanding: Series 1, Series 3, Series 5, Series 7, Series 9 and Series 11, which are listed on the TSX under the symbols "BIP.PR.A," "BIP.PR.B," "BIP.PR.C," "BIP.PR.D," "BIP.PR.E" and "BIP.PR.F," respectively. The Class A Preferred Units are non-voting limited partnership interests in the Partnership. Holders of Class A Preferred Units are not entitled to the withdrawal or return of capital contributions in respect of Class A Preferred Units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership's limited partnership agreement or upon the liquidation of the Partnership as described in our Annual Report or as otherwise required by applicable law. The Class A Preferred Units rank senior to the LP Units with respect to priority in the return of capital contributions or as to profits, losses or distributions. The Class A Preferred Units may be issued in series. Each series of Class A Preferred Units ranks on a parity with every other series of the Class A Preferred Units with respect to priority in the return of capital contributions or as to profits, losses or distributions.

        For a more detailed description of the Class A Preferred Units, please refer to our Annual Report, as updated by our subsequent filings with the SEC that are incorporated herein by reference.

        Further, subject to the terms of any Preferred LP Units then outstanding, our limited partnership agreement authorizes us to establish one or more classes, or one or more series of any such classes of Preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of our Preferred LP Units, such as the Class A Preferred Units), as shall be determined by the General Partner in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) the rights upon our dissolution and liquidation; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem our Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates and assigned or transferred; and (viii) the requirement, if any, of each such Preferred LP Unit to consent to certain partnership matters.

PLAN OF DISTRIBUTION

        The Partnership may sell our securities to or through underwriters or dealers. The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices. In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities for whom they may act as agents in the form of concessions or commissions.

        Each prospectus supplement relating to the offering of our securities will set forth the terms of the offering of our securities, including the names of any underwriters or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Our securities to be offered pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in our securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our securities or as to the liquidity of the trading market for our securities.

        In connection with any underwritten offering of our securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

        The Partnership is formed under the laws of Bermuda. A substantial portion of the Partnership's assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of the Ontario courts and has appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership's assets and the assets of such persons may be located outside of Canada and the United States. The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court had proper jurisdiction over the parties subject to the judgment according to Bermuda's conflicts of law principles; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; and (v) there is due compliance with the applicable common law rules in Bermuda governing the enforcement of a foreign judgment.

        In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership's Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

        The validity of our securities and certain other legal matters with respect to the laws of Bermuda will be passed upon by Appleby (Bermuda) Limited ("Appleby"), Bermuda counsel to the Partnership. As of the date hereof, the partners and associates of Appleby beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

EXPERTS

        The consolidated financial statements of the Partnership incorporated in this prospectus by reference to the Partnership's Annual Report on Form 20-F for the year ended December 31, 2018, and the effectiveness of the Partnership's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing. The address of Deloitte LLP is 8 Adelaide Street West, Suite 200, Toronto, Ontario M5H OA9.

 EXPENSES

        The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
Blue sky fees and expenses		**
NYSE listing fees		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*
The Partnership is registering an indeterminate amount of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), is deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Infrastructure Partners L.P.

Units

      % Class A Preferred Limited Partnership Units, Series 14
(Liquidation Preference $25.00 per Series 14 Preferred Unit)

PRELIMINARY PROSPECTUS SUPPLEMENT

                , 2021

Joint Book-Running Managers

Morgan Stanley

BofA Securities

J.P. Morgan

RBC Capital Markets

Wells Fargo Securities

Co-Managers

MUFG

TD Securities